SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ------------------------

                                    FORM 8-K

                           -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 1999

                                 PEOPLES BANCORP

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-18991                                                 35-1811284
(Commission File Number)                       (IRS Employer Identification No.)

212 West Seventh Street
Auburn, Indiana                                                         46706
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (219) 925-2500

Item 5.  Other Events

         On September 21, 1999, Peoples Bancorp (the ARegistrant@) and Three Rivers Financial Corp. (AThree Rivers@) jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Three Rivers will be merged with and into Registrant (the "Merger"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of Three Rivers will receive in a tax-free exchange 1.08 shares of Registrant=s common stock for each share of Three Rivers common stock owned by such shareholder. Based on the closing price of Registrant on September 20, 1999 ($17), the transaction is valued at $18.36 per share and has an aggregate value of approximately $14.4 million (assuming the exchange of all outstanding stock options).

         Pursuant to General Instruction F to Form 8-K, the press release issued September 21, 1999, concerning the Merger is incorporated herein by reference and is attached hereto as Exhibit 20.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 2 Plan of Reorganization and Agreement and Plan of Merger by and among Peoples Bancorp and Three Rivers Financial Corporation dated September 21, 1999.

                  Exhibit 20        Press Release dated September 21, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     By:   Roger J. Wertenberger

Dated: September 23, 1999

                                                                      Exhibit 2

                             PLAN OF REORGANIZATION

                        AND AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                 PEOPLES BANCORP
                                       AND
                       THREE RIVERS FINANCIAL CORPORATION

                            Dated September 21, 1999

                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I - CERTAIN DEFINITIONS................................................1

         Section 1.1  Definitions..............................................1

ARTICLE II - THE MERGER........................................................6

         Section 2.1  The Merger...............................................6

         Section 2.2  Closing..................................................6

         Section 2.3  Effective Time...........................................6

         Section 2.4.  Additional Activities...................................6

         Section 2.5.  Articles of Incorporation and Bylaws....................7

         Section 2.6.  Boards of Directors and Officers........................7

         Section 2.7.  Conversion of Securities................................7

         Section 2.8.  Exchange Procedures.....................................7

         Section 2.9.  No Fractional Shares....................................9

         Section 2.10.  Anti-Dilution Adjustments..............................9

         Section 2.11. Treatment of Stock Options..............................9

         Section 2.12.  Reservation of Right to Revise Transaction............10

ARTICLE III - FIRST SAVINGS...................................................10

         Section 3.1.  Liquidation Account....................................10

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FIRST SAVINGS..10

         Section 4.1.  Organization, Good Standing, Authority, Insurance, Etc.10

         Section 4.2.  Capitalization.........................................11

         Section 4.3.  Ownership of Subsidiaries..............................11

         Section 4.4.  Financial Statements and Reports.......................11

         Section 4.5.  Absence of Changes.....................................12

         Section 4.6.  No Broker's or Finder's Fees...........................12

         Section 4.7.  Litigation and Other Proceedings.......................12

         Section 4.8.  Compliance with Law....................................12

         Section 4.9.  Corporate Actions......................................13

         Section 4.10.  Authority.............................................13

         Section 4.11.  Employment Arrangements...............................14

         Section 4.12.  Employee Benefits.....................................14

         Section 4.13.  Information Furnished; Registration Statement.........15

         Section 4.14.  Property and Assets...................................15

         Section 4.15.  Agreements and Instruments............................16

         Section 4.16.  Material Contract Defaults............................17

         Section 4.17.  Tax Matters...........................................17

         Section 4.18.  Environmental Matters.................................17

         Section 4.19.  Loan Portfolio; Portfolio Management..................18

         Section 4.20.  Real Estate Loans and Investments.....................18

         Section 4.21.  Derivatives Contracts.................................18

         Section 4.22.  Insurance.............................................19

         Section 4.23.  Tax Treatment.........................................19

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK............19

         Section 5.1.  Organization, Good Standing, Authority, Insurance, Etc.19

         Section 5.2.  Capitalization.........................................20

         Section 5.3.  Ownership of Subsidiaries..............................20

         Section 5.4.  Financial Statements and Reports.......................20

         Section 5.5  Absence of Changes......................................21

         Section 5.6.  No Broker's or Finder's Fees...........................21

         Section 5.7.  Litigation and Other Proceedings.......................21

         Section 5.8.  Compliance With Law....................................21

         Section 5.9.  Corporate Actions......................................22

         Section 5.10.  Authority.............................................22

         Section 5.11.  Information Furnished; Registration Statement.........22

         Section 5.12.  Property and Assets...................................23

         Section 5.13.  Agreements and Instruments............................23

         Section 5.14.  Material Contract Defaults............................24

         Section 5.15.  Tax Matters...........................................24

         Section 5.16.  Environmental Matters.................................24

         Section 5.17.  Loan Portfolio; Portfolio Management..................25

         Section 5.18.  Real Estate Loans and Investments.....................25

         Section 5.19.  Derivatives Contracts.................................25

         Section 5.20.  Insurance.............................................26

         Section 5.21.  Tax Treatment.........................................26

ARTICLE VI - COVENANTS........................................................26

         Section 6.1.  Conduct of Business by the Company.....................26

         Section 6.2.  Maintenance of Records.................................28

         Section 6.3.  Salary and Benefits....................................28

         Section 6.4.  Efforts of Parties to Close............................29

         Section 6.5.  Confidentiality and Announcements......................30

         Section 6.6.  Access; Certain Communications.........................30

         Section 6.7.  Cooperation; Preparation of Documents..................31

         Section 6.8.  Notification of Certain Matters........................32

         Section 6.9.  Expenses...............................................33

         Section 6.10.  Third Party Proposals.................................33

         Section 6.11.  Stock Listing.........................................33

         Section 6.12.  Integration; Conforming Entries.......................33

         Section 6.13.  Tax-Free Treatment....................................34

         Section 6.14.  Agreements of Affiliates..............................34

         Section 6.15.  Stockholder Approval..................................34

         Section 6.16.  Indemnification.......................................35

         Section 6.17.  D&O Insurance.........................................35

         Section 6.18.  Environmental Reports.................................35

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER........................36

         Section 7.1.  Mutual Conditions......................................36

         Section 7.2.  Conditions to Bancorp's Obligations....................37

         Section 7.3.  Conditions to the Company's Obligations................38

ARTICLE VII - TERMINATION.....................................................38

         Section 8.1.  Termination............................................38

         Section 8.2.  Survival After Termination.............................39

         Section 8.3.  Termination Fee........................................39

ARTICLE IX - MISCELLANEOUS....................................................40

         Section 9.1.  Amendments; Waiver.....................................40

         Section 9.2.  Entire Agreement.......................................40

         Section 9.3.  Non-Survival of Representations, Warranties
                            and Agreements....................................40

         Section 9.4.  Interpretation.........................................40

         Section 9.5.  Severability...........................................40

         Section 9.6.  Notices................................................40

         Section 9.7.  Binding Effect; Persons Benefiting; No Assignment......41

         Section 9.8.  Counterparts...........................................41

         Section 9.9.  Governing Law..........................................42

         Section 9.10.  Specific Performance..................................42

         Section 9.11.  Waiver of Jury Trial..................................42

                             PLAN OF REORGANIZATION
                        AND AGREEMENT AND PLAN OF MERGER

 ........THIS PLAN OF REORGANIZATION AND AGREEMENT AND PLAN OF MERGER,  dated as of September 21, 1999 (the "Agreement"), is by and among Peoples Bancorp, an Indiana corporation ("Bancorp") and Three Rivers Financial Corporation, a Delaware corporation (the "Company").

 .........WHEREAS,  Bancorp, a unitary savings and loan holding company, with its principal offices in Auburn, Indiana, owns all of the issued and outstanding capital stock of Peoples Federal Savings Bank of DeKalb County, a federally chartered savings bank and wholly-owned subsidiary of Bancorp (the "Bank"), with its principal offices in Auburn, Indiana;

 .........WHEREAS,  the Company, a unitary savings and loan holding company, with its principal offices in Three Rivers, Michigan, owns all of the issued and outstanding capital stock of First Savings Bank, A Federal Savings Bank, a
federally  chartered  savings  bank  and  wholly-owned   subsidiary  of  ("First
Savings"), with its principal offices in Three Rivers, Michigan;

 ............WHEREAS,   Bancorp  and  the   Company   desire  to  combine   their
respective holding companies through a tax-free exchange so that the respective shareholders of both Bancorp and the Company will have an equity ownership in the combined holding company;

 ...........WHEREAS, to accomplish  the foregoing,  the Board of Directors of the
Company (the "Company Board") and the Board of Directors of Bancorp (the "Bancorp Board") have approved the merger (the " Merger") of the Company with and into Bancorp, pursuant to the terms and subject to the conditions of this Agreement;

 ...........WHEREAS,  for federal income  tax  purposes, it  is intended that the
Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below) and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;

 ...........WHEREAS,   the parties  desire  that  First  Savings  shall  become a separate wholly-owned subsidiary of Bancorp, and not be merged with and into the Bank;

 ...........WHEREAS,  the parties desire  to  provide  for certain  undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement.

 ...........NOW,    THEREFORE,  in  consideration  of   the  foregoing   and  the
respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

 .............Section 1.1. Definitions.  For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

 .............."Acquisition Proposal" shall have the meaning set forth in Section
6.10.

 .............."Affiliate" shall mean any individual,  partnership,  corporation, entity, or other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

 .............."Agreement"  shall  have the  meaning  set forth on the first page hereof.

 .............."Applicable  Law" shall  mean any  domestic  or  foreign  federal, state, or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline, or other requirement applicable to the Company, Bancorp, or any of their respective Affiliates, properties, assets, officers, directors, employees, or agents, as the case may be.

 .............."Approval Date" shall have the meaning set forth in Section 2.3.

 .............."Asset Classification" shall have the meaning set forth in Section
4.19(b).

 .............."Bancorp"  has the  meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

 .............."Bancorp  Board"  has the  meaning  set  forth on the  first  page hereof.

 .............."Bancorp  Common  Stock"  shall mean the common  stock,  par value
$1.00 per share, of Bancorp.

 .............."Bancorp  Material  Adverse  Effect"  shall mean,  with respect to
Bancorp or any of its Affiliates, a material adverse effect on (i) the business, financial condition or results of operations of Bancorp and the Bancorp Subsidiaries taken as a whole or (ii) the ability of Bancorp or the Bank to complete the transactions contemplated hereby; provided, however, that a Bancorp Material Adverse Effect shall not be defined to include (w) any change attributable to or resulting from any change in Applicable Law or GAAP or regulatory accounting principles, in each case which affects thrift institutions generally, or (x) the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting thrift institutions generally, or (y) expenses related to consummation of the Merger which are otherwise permitted under this Agreement (or set forth in the Bancorp Disclosure Schedule), including, but not limited to, preparation, legal, investment banking and auditing fees.

 .............."Bancorp Plans" shall have the meaning set forth in Section 6.3.

 .............."Bancorp  Subsidiary"  and "Bancorp  Subsidiaries"  shall have the respective meanings set forth in Section 5.1 and shall include First Savings after the Effective Time.

 .............."Bank"  has the  meaning  set forth on the first  page  hereof and includes any direct or indirect successor or assign.

 .............."Benefit Arrangements" shall have the meaning set forth in Section
4.12(a)

 .............."Business  Day" shall mean any day that the NYSE is normally  open for trading and that is not a Saturday, a Sunday or a day on which banks in the States of Indiana and Michigan are generally closed for regular banking business.

 .............."Certificates" shall have the meaning set forth in Section 2.8.

 .............."Closing" shall have the meaning set forth in Section 2.2.

 .............."Closing Date" shall have the meaning set forth in Section 2.2.

 .............."Code"  shall mean the Internal  Revenue Code of 1986, as amended, together with the Treasury regulations thereunder.

 .............."Company"  has the  meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

 .............."Company  Board"  has the  meaning  set  forth on the  first  page hereof.

 .............."Company  Common  Stock"  shall mean the common  stock,  par value
$0.01 per share, of Company.

 .............."Company  Employee  Benefit  Plan"  has the  meaning  set forth in
Section 4.12(a).

 .............."Company  Material Adverse Effect" shall mean, with respect to the
Company or any of its Affiliates, a material adverse effect on (i) the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) the ability of the Company or First Savings to complete the transactions contemplated hereby; provided, however, that a Company Material Adverse Effect shall not be defined to include (w) any change attributable to or resulting from any change in Applicable Law or GAAP or regulatory accounting principles, in each case which affects thrift institutions generally, or (x) the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting thrift institutions generally, or (y) expenses related to consummation of the Merger which are otherwise permitted under this Agreement (or set forth in the Company Disclosure Schedule), including, but not limited to, preparation, legal, investment banking and auditing fees.

 .............."Company Option" shall have the meaning set forth in Section 2.11.

 .............."Company  Preferred  Stock"  shall have the  meaning  set forth in
Section 4.2.

 .............."Company  Property"  shall have the  meaning  set forth in Section
6.18.

 .............."Company  Subsidiary"  and "Company  Subsidiaries"  shall have the respective meanings set forth in Section 4.1.

 .............."Contract" has the meaning set forth in Section 10.

 .............."Current  Property"  shall have the  meaning  set forth in Section
6.18.

 .............."Derivatives Contract" shall mean the meaning set forth in Section
4.21.

 .............."DGCL" shall have the meaning set forth in Section 2.1.

 .............."Effective Time" shall have the meaning set forth in Section 2.3.

 .............."Encumbrance"  shall  mean any lien,  pledge,  security  interest, claim, charge, easement, limitation, commitment, encroachment, restriction, or encumbrance of any kind or nature whatsoever.

 .............."Environmental  Firm"  shall have the meaning set forth in Section
6.18.

 .............."ERISA"  shall mean the Employee Retirement Income Security Act of
1974, as amended, and the rules and regulations thereunder.

 .............."Exchange  Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

 .............."Exchange Agent" shall have the meaning set forth in Section 2.8.

 .............."Exchange  Option"  shall  have the  meaning  set forth in Section
2.11.

 .............."Exchange  Ratio" shall mean, subject to Section 2.10, 1.08 shares of Bancorp Common Stock for each one share of Company Common Stock.

 .............."Facility  Property"  shall have the  meaning set forth in Section
6.18.

 .............."FDIC"  shall mean the Federal Deposit  Insurance  Corporation and any successor thereto.

 .............."GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

 .............."Governmental  Approval"  shall  have  the  meaning  set  forth in
Section 4.10.

 .............."Governmental  Authority" shall mean any government,  any state or
other  political   subdivision   thereof,   any  entity  exercising   executive,
legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government agency, department, board, commission, or instrumentality of the United States, any state of the United States or any
political   subdivision   thereof,  and  any  court  or  tribunal  of  competent
jurisdiction,   and  any   governmental   or   nongovernmental   self-regulatory
organization, agency, or authority (including the NASDAQ NMS and the National Association of Securities Dealers, Inc.).

 .............."HOLA"  shall mean the Home Owners' Loan Act of 1933,  as amended, and the rules and regulations promulgated thereunder.

 .............."IBCL" shall have the meaning set forth in Section 2.1.

 .............."Injunction" shall have the meaning set forth in Section 7.1(a).

 .............."IRS"  shall mean the Internal  Revenue  Service and any successor thereto.

 .............."Insurance  Policies"  shall have the meaning set forth in Section
4.22.

 .............."Merger" has the meaning set forth on the first page hereof.

 .............."Merger Consideration" shall have the meaning set forth in Section
2.12.

 .............."NASDAQ  NMS" means the Nasdaq  National  Market and any successor thereto.

 .............."NYSE"  means the New York Stock Exchange,  Inc. and any successor thereto.

 .............."OTS"  shall  mean  the  Office  of  Thrift  Supervision  and  any successor thereto.

 .............."Person"   shall  mean  any  individual,   corporation,   company,
partnership (limited or general), joint venture, association, trust or other entity or similar contractual arrangement or relationship.

 .............."Previously Disclosed" by a party shall mean information set forth in a schedule (with respect to Bancorp, the "Bancorp Disclosure Schedule"; and with respect to the Company, the "Company Disclosure Schedule"), correspondingly enumerated to the representations, warranties, or covenants to which such information relates, that is delivered by such party to the other party
contemporaneously   with  the  execution  of  this  Agreement  and  specifically designated as information "Previously Disclosed" pursuant to this Agreement.

 .............."Prospectus" shall have the meaning set forth in Section 4.13.

 .............."Proxy  Statement"  shall  have the  meaning  set forth in Section
4.13.

 .............."Records"  shall mean, with respect to any Person, all records and original documents (and copies thereof) in the Person's possession, or in the possession of an Affiliate of such Person, as of the Closing Date (a) which pertain to or are utilized by such Person or Affiliate to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Company or the Company Subsidiaries or Bancorp or the Bancorp Subsidiaries, or (b) necessary or appropriate for the Company or the Company Subsidiaries or Bancorp and the Bancorp Subsidiaries to comply with any Applicable Law, and shall include in the case of (a) and (b) above, all such records maintained on electronic or magnetic media, or in the electronic data base system of or used by such Person or Affiliate.

 .............."Registration  Statement"  shall  have the  meaning  set  forth in
Section 4.13.

 .............."Regulatory  Documents" shall mean, with respect to a Person,  all forms, reports, registration statements, schedules, and other documents filed, or required to be filed by such Person with any Governmental Authority or pursuant to any Applicable Law.

 .............."Representatives"  shall  have the  meaning  set forth in  Section
6.10.

 .............."Right" shall have the meaning set forth in Section 6.1(ii).

 .............."SAIF"  shall have the  meaning  set forth in Section  4.1 and any successor thereto.

 .............."SEC"  shall mean the Securities  and Exchange  Commission and any successor thereto.

 .............."Securities  Act"  shall  mean  the  Securities  Act of  1933,  as amended, and the rules and regulations of the SEC thereunder.

 .............."Surviving  Corporation"  shall  have  the  meaning  set  forth in
Section 2.1.

 .............."Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided to third parties) with respect to Taxes, including any document required to be retained or provided to any Governmental Authority pursuant to 31 U.S.C. Sections 5311-5328 and regulations promulgated thereunder.

 .............."Taxes" shall mean all federal,  provincial,  territorial,  state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all income, excise, franchise, gains, real property, value added, severance, ad valorem, personal property, sales, use, license, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, and all interest, penalties, and losses thereon or associated therewith or associated with any Tax Return.

 .............."Transferred  Employees"  shall  have  the  meaning  set  forth in
Section 6.3.

                                   ARTICLE II
                                   THE MERGER

 ..............Section  2.1. The Merger.  Subject to the terms and  conditions of this Agreement and to the HOLA, the Company shall be merged with and into Bancorp in accordance with the Indiana Business Corporation Law (the "IBCL") and the Delaware General Corporation Law (the "DGCL"), and thereafter the separate corporate existence of the Company shall cease. Bancorp shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana. The Merger shall have the effects set forth in the applicable provisions of the IBCL and the DGCL.

 ..............Section  2.2.  Closing.  The closing (the "Closing") of the Merger shall take place at the offices of Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204, counsel to Bancorp (including by mail, fax, or otherwise as reasonably agreed to by the parties hereto) or such other time and place as the parties shall agree, prior to the Effective Time on the date that the Effective Time occurs (the "Closing Date").

 ..............Section  2.3. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Indiana and Delaware in such form as required by, and in accordance with, the relevant provisions of the DGCL and IBCL, respectively. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Bancorp shall notify the Company in writing (such notice to be at least five full trading days in advance of the Effective Time) but (i) not earlier than the satisfaction or waiver of all conditions set forth in Article VII (such date being referred to herein as the "Approval Date") and (ii) subject to clause (i), not later than the first Business Day of the first full calendar month commencing at least five full trading days after the Approval Date, or at such other time as Bancorp and the Company shall agree.

 ..............Section  2.4.  Additional  Actions.  If,  at any  time  after  the
Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Bancorp or the Company. or (ii) otherwise carry out the purposes of this Agreement, the Company and each of its officers and directors shall be deemed to have granted to the Surviving Corporation an
irrevocable   power  of   attorney  to  execute  and  deliver  all  such  deeds,
assignments, or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties, or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

 ..............Section 2.5. Articles of Incorporation and Bylaws. The Articles of
Incorporation and Bylaws of Bancorp in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

 ..............Section  2.6.  Boards of Directors and Officers.  At the Effective
Time, the directors and officers of Bancorp immediately prior to the Effective Time shall continue to be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law. Promptly following the Effective Time, (i) Richard Gatton, President, CEO, and Chairman of the Company, and one other representative of the Company, shall be invited to serve as additional members of the Bancorp Board and, upon acceptance thereof and appointment thereon, shall be entitled to receive director fees and other benefits on the same basis as other directors of Bancorp, and (ii) two representatives of Bancorp shall be appointed to the Board of Directors of First Savings. Each director serving on the Board of Directors of First Savings as of the date hereof and as of the Effective Time shall remain a director of First Savings for a period of not less than sixty (60) months following the Effective Time. Directors of First Savings shall be entitled to be compensated at the same rate following the Effective Time as the Board of Directors is currently being compensated, subject to increases in accordance with the policies of Bancorp related to the compensation of directors of the Bank.

 ..............Section  2.7. Conversion of Securities.  At the Effective Time, by
virtue of the Merger and without any action on the part of Bancorp, the Company, or the holder of any of the following securities:

 ..............  (a) Each  share of  Bancorp  Common  Stock  that is  issued  and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger; and

 .............. (b) Subject to Sections 2.9, and 2.10 hereof:

 ..............  (i) each share of Company  Common Stock  issued and  outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive a number of shares of Bancorp Common Stock equal to the Exchange Ratio, provided, however, that any shares of Company Common Stock held by the Company, Bancorp, or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and shall not be exchanged for shares of Bancorp Common Stock; and

 ..............  (ii) each share of Company  Common Stock issued and  outstanding pursuant to the Company's recognition and retention plan immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive a number of shares of Bancorp Common Stock equal to the Exchange Ratio and shall continue to be subject to the same conditions and limitations as such Company Common Stock was subject immediately prior to the Effective Time.

 ..............Section 2.8. Exchange Procedures. (a) At or prior to the Effective
Time, Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates of Company Common Stock for exchange in accordance with this Article II, certificates representing the shares of Bancorp Common Stock and an estimated amount of cash to be paid in lieu of fractional shares to be paid pursuant to this Article II in exchange for outstanding shares of Company Common Stock.

 ..............  (b) Holders of record of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall be instructed to tender such Certificates to Bancorp, or to an exchange agent designated by Bancorp (the "Exchange Agent"), pursuant to a letter of transmittal that Bancorp shall deliver or cause to be delivered to such holders as promptly as practicable following the Effective Time. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Bancorp or the Exchange Agent.

 .............. (c) Subject to Section 2.9, after the Effective Time, each holder of a Certificate(s) that surrenders such Certificate(s) to Bancorp, or to the Exchange Agent, will, upon acceptance thereof by Bancorp or the Exchange Agent, be entitled to (x) a certificate or certificates representing the number of whole shares of Bancorp Common Stock into which the shares represented by the Certificate(s) so surrendered (aggregating all Certificates surrendered by such holder) shall have been converted pursuant to this Agreement and (y) a check representing the amount of any cash in lieu of fractional shares, if any, and dividends and distributions, if any, which such holder has the right to receive hereunder with respect to the Certificate(s) so surrendered, in each case after giving effect to any required withholding tax.

 ..............  (d) Bancorp or, at the election of Bancorp,  the Exchange Agent, shall accept Certificates upon compliance with such reasonable terms and conditions as Bancorp or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Bancorp or the Exchange Agent may reasonably require.

 ..............  (e) All shares of Bancorp  Common Stock issued upon surrender of
Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby. After the Effective Time, holders of Certificates shall cease to have rights with respect to the shares previously represented by such Certificates,
and  their  sole  rights  shall  be  to  exchange  such   Certificates  for  the
consideration provided for in this Agreement.

 ..............  (f) After the Effective Time, there shall be no further transfer on the records of the Company of Certificates, and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of the consideration provided therefor in this Agreement. Bancorp shall not be obligated to deliver the consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 of the Securities Act, shall not be exchanged for certificates representing Bancorp Common Stock until Bancorp has received a written agreement from such person in the form attached hereto as Exhibit A. Neither the Exchange Agent nor any party to this Agreement nor any Affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

 ..............  (g) Notwithstanding  any other provisions of this Agreement,  no dividends or other distributions declared or made after the Effective Time with respect to Bancorp Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.8. Subject to the effect of Applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Bancorp Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to such whole shares of Bancorp Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Bancorp Common Stock, less the amount of any withholding taxes which may be required thereon.

 ..............Section  2.9.  No  Fractional  Shares.  Notwithstanding  any other provision of this Agreement, neither certificates nor scrip for fractional shares of Bancorp Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Bancorp Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing prices per share of Bancorp Common Stock for the five full trading days immediately preceding the Closing Date as reported on the NASDAQ NMS (as reported in The Wall Street
Journal  or,  if  not  reported   therein,   in  another  mutually  agreed  upon
authoritative source). No such holder shall be entitled to dividends, voting rights, or any other rights in respect of any fractional share.

 ..............Section 2.10. Anti-Dilution  Adjustments.  In the event that prior to the Effective Time Bancorp shall (or shall establish a record date prior to the Effective Time for the following) declare a stock dividend or other distribution payable in Bancorp Common Stock or securities convertible into Bancorp Common Stock or a distribution otherwise Previously Disclosed, or effect a stock split, reclassification, combination, or other change with respect to Bancorp Common Stock, the Exchange Ratio or the Merger Consideration, as the case may be, shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, combination, or other change, such that the shareholders of the Company shall be entitled to same as if the Effective Time had occurred prior thereto.

 ..............Section  2.11.  Treatment  of  Stock  Options.  (a)  Prior  to the
Effective Time, Bancorp and the Company shall take all such actions as may be necessary to cause each unexpired and unexercised option under stock option plans of the Company in effect on the date hereof which has been granted to current or former directors, officers, or employees of the Company by the Company (each, a "Company Option") to be automatically converted at the Effective Time into an option (an "Exchange Option") to purchase that number of shares of Bancorp Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio (fractional shares as a result thereof to be subject to the terms of the respective Company Options and the terms of the plans governing same), with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Company Option immediately before the Effective Time, provided that with respect to any Company Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Exchange Options, Bancorp shall
(i) reserve for issuance the number of shares of Bancorp Common Stock that will become subject to Exchange Options pursuant to this Section 2.11 and (ii) from and after the Effective Time, upon exercise of Exchange Options, make available for issuance all shares of Bancorp Common Stock covered thereby, subject to the terms and conditions applicable thereto.

 ..............  (b) The Company agrees to issue treasury  shares of the Company, to the extent available, upon the exercise of Company Options prior to the Effective Time.

 ..............  (c)  Bancorp  agrees to file with the SEC within one month after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register shares of Bancorp Common Stock issuable upon exercise of the Exchange Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of all of such Exchange Options. Such registration statement may be in the form of either an initial filing or a post-effective amendment to the registration statement on Form S-4 filed in connection with this Agreement and the transactions contemplated hereby.

 ..............Section 2.12. Reservation of Right to Revise Transaction.  Bancorp
may at any time change the method of effecting the acquisition of the Company or the Company Subsidiaries by Bancorp, and the Company shall cooperate in such efforts, if and to the extent Bancorp deems such change to be desirable and subject to the Company's approval (which approval shall not be unreasonably withheld); provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to the Company's shareholders as a result of receiving the Merger Consideration, or (C) materially delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE III
                                  FIRST SAVINGS

 ..............Section   3.1.   Liquidation   Account.  The  liquidation  account
established by First Savings pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by Applicable Law, continue to be maintained by First Savings after the Effective Time for the benefit of those persons and entities who were savings account holders of First Savings on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein.

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FIRST SAVINGS

 ..............The  Company and First Savings jointly and severally represent and warrant to Bancorp and the Bank, except as otherwise Previously Disclosed, as follows:

 ..............Section 4.1. Organization,  Good Standing,  Authority,  Insurance,
Etc. (a) The Company is a corporation organized, existing, and in good standing under the laws of the State of Delaware, and is registered as a savings and loan holding company with the OTS under the HOLA. First Savings is a federal savings association. Each "subsidiary" of the Company within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Company Subsidiary" and collectively the "Company Subsidiaries"), has been Previously Disclosed. Each of the Company Subsidiaries is organized, existing and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in the Company Disclosure Schedule. Each of the Company and the Company Subsidiaries has all requisite corporate power and corporate authority and is qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted, except for such failure or failures to be so qualified or licensed as would not, in the aggregate, have a Company Material Adverse Effect. The Company has made available to Bancorp a true, complete and correct copy of the articles of incorporation, charter, or other organizing documents and of the bylaws of the Company and each Company Subsidiary as in effect on the date of this Agreement. Each of the Company and the Company Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under Applicable Law, except to the extent that any failures to so qualify would not, in the aggregate, have a Company Material Adverse Effect. First Savings is a member in good standing of the Federal Home Loan Bank of Indianapolis, and all eligible accounts issued by First Savings are insured by the Savings Association Insurance Fund ("SAIF") as administered by the FDIC to the maximum extent permitted under Applicable Law, and all premiums and assessments required in connection therewith have been paid by First Savings. First Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code, and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA.

 ..............  (b) The minute books of the Company and the Company Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including the committees of such Boards) since January 1, 1996, which records are complete and accurate in all material respects and have been made available to Bancorp.

 ..............Section 4.2.  Capitalization.  The authorized capital stock of the
Company consists of 2,000,000 shares of Company Common Stock, of which 702,734 shares were issued and outstanding as of the date of this Agreement, and 500,000 shares of preferred stock, par value of $0.01 per share ("Company Preferred Stock"), of which no shares were outstanding as of the date of this Agreement. No other class or series of capital stock of the Company is or has been authorized. As of the date of this Agreement, there were no shares of Company Common Stock and no shares of Company Preferred Stock held in the Company's treasury and, except as Previously Disclosed, there were no shares of Company Common Stock reserved for issuance. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. As of the date of this Agreement, except as Previously Disclosed, there are no outstanding Rights to purchase or acquire any capital stock of the Company and no oral or written agreement, contract, arrangement, understanding, plan, or instrument of any kind to which the Company or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of the Company.

 ..............Section 4.3. Ownership of Subsidiaries. All the outstanding shares of the  capital  stock  or  other  ownership  interests  in  all of the  Company
Subsidiaries   are  validly  issued,   fully  paid,   nonassessable   and  owned
beneficially and of record by the Company or a Company Subsidiary free and clear of any Encumbrance. There are no outstanding Rights to purchase or acquire any capital stock of any Company Subsidiary and no oral or written agreement, contract, arrangement, understanding, plan, or instrument of any kind to which any of the Company or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any of the capital stock or other equity securities (including any Rights with respect to such securities) of or profit participations in any Person or "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Indianapolis and the Company Subsidiaries.

 ..............Section  4.4. Financial Statements and Reports. For the past three years, the Company and the Company Subsidiaries have timely filed all Regulatory Documents required to be filed by them, except to the extent that all failures to so file, in the aggregate, would not have a Company Material Adverse Effect; and all such documents, as finally amended, complied in all material respects with applicable requirements of Applicable Law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (i) are in accordance with the Company's books and records and those of any of the Company Subsidiaries, which books and records are complete and accurate in all material respects and have been maintained in all material respects in accordance with Applicable Law, and (ii) present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company as of the dates and for the periods indicated in accordance with GAAP consistently applied during the periods involved (except for the omission of notes to unaudited statements, year-end adjustments to interim results normal in nature and amount, and changes in GAAP and except
where  regulatory  reporting   requirements  provide  otherwise).   The  audited
consolidated financial statements of the Company as of June 30, 1999 and for the three years then ended last filed by the Company as part of a publicly available
Regulatory  Document  disclose  all  liabilities  (whether  accrued,   absolute,
contingent, unliquidated, or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company Subsidiaries required to be reflected in such financial statements according to GAAP, other than liabilities which are not, in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, and contain in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, Taxes, and all other material accrued liabilities and for all reasonably anticipated material losses in accordance with GAAP, if any, as of such date. Except for (i) those liabilities
that  are  fully  reflected  or  reserved  against  on  the  Company's   audited
consolidated balance sheet last filed by the Company as part of a publicly available Regulatory Document and (ii) liabilities incurred in the ordinary course of business since the date of such audited consolidated balance sheet and which would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

 ..............Section  4.5.  Absence  of  Changes.  (a) Except as  disclosed  in publicly available Regulatory Documents filed by the Company prior to the date of this Agreement, since June 30, 1999, there has been no event, occurrence, development, fact, or set of circumstances of any nature existing or, to the knowledge of the Company, threatened which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

 .............(b) Except as  Previously  Disclosed,  since  June 30,  1999,  each of the Company and the Company Subsidiaries has owned and operated its respectiveassets, properties, and businesses in the ordinary course of business and consistent with past practice and has not taken any action or suffered any event that if taken or suffered after the date hereof would violate Section
 6.1 of this Agreement.

 ..............Section  4.6.  No Broker's or  Finder's  Fees.  No agent,  broker, investment banker, Person, or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except the Company has engaged Trident Securities, a Division of McDonald Investments, Inc., an investment banking firm, to provide financial advisory services.

 ..............Section  4.7.  Litigation  and Other  Proceedings.  (a) Except for
matters which would not have, in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending or, to the knowledge of the Company, threatened claim, action, suit, investigation, or proceeding. There is no judicial order, judgment, or decree to which any of the Company, the Company Subsidiaries, or their respective properties is subject which has had or could reasonably be expected to have a Company Material Adverse Effect.

 ..............  (b) All pending  claims,  actions,  suits,  investigations,  and proceedings in which the Company or any Company Subsidiary is a defendant and all judicial orders, judgments, or decrees to which the Company or any Company Subsidiary is subject have been Previously Disclosed.

 ..............Section  4.8.  Compliance  with Law.  The  Company and the Company
Subsidiaries have been in compliance in all respects with all Applicable Laws, except where such noncompliance would not have, in the aggregate, a Company Material Adverse Effect, and neither the Company nor any Company Subsidiary has received notice from any Governmental Authority of any material violation of, and does not know of any material violations of, any Applicable Law.

 ..............Section  4.9.  Corporate  Actions.  The Board of  Directors of the
Company by at least a two-thirds vote of the Continuing Directors (as such term is defined in Article XV of the Company's Certificate of Incorporation) has authorized its appropriate officers to execute and deliver this Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. Except for obtaining the requisite approval of the Company's shareholders as contemplated hereby, all corporate authorization by the Board of Directors and shareholders of the Company required for the consummation of the Merger and the transactions contemplated hereby has been obtained.

 ..............Section  4.10.  Authority.  Except as  Previously  Disclosed,  the
execution, delivery, and performance by the Company of its obligations under this Agreement and the consummation thereby of the transactions contemplated hereby do not, and will not, violate or conflict with any of the provisions of, or constitute a breach or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, terminate, give any Person the right to terminate, modify or accelerate payment or performance under or result in the creation of any Encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under (i) the articles of incorporation, charter or bylaws of the Company or any Company Subsidiary, (ii) subject to the Governmental Approvals and the approval of the Company's shareholders described below, any Applicable Law to which the Company or any of the Company Subsidiaries is subject or (iii) except, in each case, where such violation, conflict, breach, default, termination (or right to terminate), modification, acceleration or Encumbrance would not, individually or in the aggregate, have a Company Material Adverse Effect, any agreement, lease,
contract,  note,  mortgage,  indenture,   arrangement  or  other  obligation  or
instrument, whether oral or written ("Contract"), to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound or affected. The parties acknowledge that the consummation of the Merger is subject to various regulatory approvals. The Company has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. Other than the filings, notices, approvals, and consents with or of the Governmental Authorities as Previously Disclosed (the "Governmental Approvals") and the requisite approval of the Company's shareholders as contemplated hereby, no filings, notices, approvals, or consents are required on behalf of the Company or any Company Subsidiary in connection with the consummation of the transactions contemplated by this Agreement. The Company has no knowledge of any reason why the Governmental Approvals cannot be obtained or granted on a timely basis. This Agreement constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms, except as enforceability may be limited by Applicable Laws relating to bankruptcy, insolvency or creditors rights generally, the rights of creditors of insured depository institutions, and general principles of equity.

 .............Section   4.11.  Employment  Arrangements.   Except  as  Previously
Disclosed, there are no employment, incentive compensation, severance, or other agreements, plans, or arrangements with any current or former directors, officers, or employees of the Company or any Company Subsidiary which may not be
terminated   without  penalty  or  liability   (including  any  augmentation  or
acceleration of benefits) on thirty (30) days or less notice to such Person. Except as Previously Disclosed, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional events or acts) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, or director of the Company or any Company Subsidiary. Except as Previously Disclosed, no amount paid or payable to directors, officers, or employees of the Company or the Company Subsidiaries in connection with the transactions contemplated hereby (either solely as a result of such transactions or as a result of such transactions in conjunction with any other event) will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction pursuant to Sections 162, 280G, or any other section of the Code.

 ..............Section  4.12. Employee Benefits.  (a) Neither the Company nor any
of the Company Subsidiaries maintains, contributes to, or sponsors any funded deferred compensation plans (including profit sharing, pension, savings, or stock bonus plans), unfunded deferred compensation arrangements, or employee benefit plans as defined in Section 3(3) of ERISA, other than any plans ("Company Employee Benefit Plans") Previously Disclosed (true and correct copies of which have been delivered to Bancorp). Except as Previously Disclosed, neither the Company nor any of the Company Subsidiaries (i) provides health, medical, death, or survivor benefits to any former employee or beneficiary thereof, or (ii) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group, or individual health insurance, welfare, or similar plan or arrangement for the benefit of any single or class of directors, officers, or employees, whether active or retired (collectively "Benefit Arrangements").

 ..............  (b) All Company Employee Benefit Plans and Benefit  Arrangements
which are in effect were in effect for substantially all of calendar year 1998 and, except as Previously Disclosed, there has been no material amendment thereof (other than amendments required to comply with Applicable Law) and, except as disclosed in publicly available Regulatory Documents filed by the Company prior to the date of this Agreement, no material increase in the cost thereof, or benefits payable thereunder on or after January 1, 1999.

 .............  (c) To the knowledge of the Company,  with respect to all Company
Employee Benefit Plans and Benefit Arrangements, the Company and each Company Subsidiary are in substantial compliance with the requirements prescribed by any and all Applicable Laws currently in effect, including but not limited to ERISA and the Code, applicable to such Company Employee Benefit Plans or Benefit Arrangements. None of the Company Employee Benefit Plans which are defined benefit pension plans have incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued liabilities of such plan. To the knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Employee Benefit Plans which could subject Company or any of the Company Subsidiaries to the penalty or Tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code.

 .............  (d) No Company Employee Benefit Plan which is subject to Title IV of ERISA has been completely or partially terminated; no proceedings to completely or partially terminate any Company Employee Benefit Plan have been instituted within the meaning of Subtitle C of said Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Company Employee Benefit Plan.

 .............  (e) No Company Employee Benefit Plan or Benefit  Arrangement is a
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

 .............  (f) Neither the Company nor any Company Subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any liability of the Company or any Company Subsidiary (or any entity, trade, or business that is or was at any time required to be aggregated with the Company or any Company Subsidiary under Section 414(b), (c), (m), or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Benefit Plans or Benefit Arrangements, that would be a liability of Bancorp, a Bancorp Subsidiary, the Company, or a Company Subsidiary following consummation of the Merger.

 .............  (g) Neither the Company nor any Company  Subsidiary has failed to make any contribution or pay any amount due and owing as required by the terms of any Company Employee Benefit Plan or Benefit Arrangement. None of the Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. To the knowledge of the Company, the Company Employee Benefit Plans intended to be qualified under Section 401(a) of the Code are so qualified, and the Company is not aware of any fact which would adversely affect the qualified status of such plans.

 ..............Section  4.13. Information Furnished;  Registration Statement. (a)
To the knowledge of the Company, no statement contained in any schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of the Company or any of its Affiliates to Bancorp pursuant to this Agreement contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 ..............  (b)  None of the  information  provided  by the  Company  or any
Company Subsidiary for inclusion in the registration statement on Form S-4 to be filed with the SEC by Bancorp under the Securities Act relating to shares of Bancorp Common Stock to be issued in the Merger, including the prospectus (the "Prospectus") relating to such issuance and the joint proxy statement and forms of proxy relating to the vote of Bancorp shareholders and Bancorp shareholders with respect to the Merger (as amended, supplemented or modified, the "Proxy
Statement")   contained  therein  (such   registration   statement  as  amended,
supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to Bancorp or a Bancorp Subsidiary, will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable.

 ..............Section  4.14.  Property  and Assets.  The Company and the Company
Subsidiaries have good and marketable title to all of their real property reflected in the consolidated financial statements last filed by the Company as part of a publicly available Regulatory Document or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items reflected in such financial statements or in the notes thereto, (b) liens for current taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the current use of such property, (d) property sold or transferred in the ordinary course of business consistent with past practice since the date of such financial statements and (e) as otherwise Previously Disclosed. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither the Company nor any Company Subsidiary is in default in any respect under any such lease, except where such failure to be valid and binding and in full force and effect, or where such default, would not have, in the aggregate, a Company Material Adverse Effect. There has been no physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of the Company and the Company Subsidiaries since June 30, 1999, except such loss, damage or destruction which would not have, in the aggregate, a Company Material Adverse Effect. All property and assets material to their businesses and currently used by the Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

 ..............Section  4.15.  Agreements and  Instruments.  Except as Previously
Disclosed, neither the Company nor any Company Subsidiary is a party to:

 ............. (a) any material Contract;

 ............. (b) any Contract relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof);

 .............  (c) any Contract to make loans or for the provision, purchase, or sale of goods, services or property between the Company or any Company Subsidiary and any director or officer of the Company or any Company Subsidiary, or any member of the immediate family or Affiliate of any of the foregoing
(other than loans or deposits made on an arms-length basis in the ordinary course of business);

 .............  (d) any  Contract  with  or  concerning  any  labor  or  employee organization;

 ............. (e) any Contract between the Company or any Company Subsidiary and any Affiliate thereof (other than Contracts solely between the Company and a Company Subsidiary or solely between Company Subsidiaries);

 .............  (f) any agreements,  directives,  orders, or similar arrangements between or involving the Company or any Company Subsidiary and any Governmental Authority;

 .............  (g) any Contract with respect to the  employment,  retention,  or severance of any directors, officers, employees, or consultants;

 .............  (h) any Contract  which  materially  restricts the conduct of any line of business by the Company or any current or future Affiliates thereof; or

 .............  (i) any  Contract  pursuant  to which the  Company or any Company
Subsidiary is or may become obligated to invest in or contribute capital to any Company Subsidiary.

 ..............Section  4.16. Material Contract Defaults. Neither the Company nor
any Company Subsidiary nor, to the knowledge of the Company, the other party thereto is in default in any respect under any Contract to which any of the Company or the Company Subsidiaries is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, other than any such default or defaults which would not have, in the aggregate, a Company Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. To the knowledge of the Company, all material Contracts to which the Company or any of the Company Subsidiaries is a party are valid, binding, and in full force and effect.

 ..............Section  4.17. Tax Matters.  (a) The Company,  each of the Company
Subsidiaries, and any affiliated group (within the meaning of Section 1504(a) of the Code) of which the Company or any of the Company Subsidiaries is a member have filed all Tax Returns required to be filed by them and have made timely payments of all Taxes due and payable, whether disputed or not; such Tax Returns are true, correct, and complete in all material respects; the current status of audits of such Tax Returns by the IRS and other applicable agencies has been Previously Disclosed; and there is no agreement by the Company or any Company Subsidiary for the waiver or extension of time for the assessment or payment of any Taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert any deficiency or claim for additional Taxes, nor to the knowledge of the Company is there any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all Tax years for which the statute of limitations has not closed.

 .............. (b) Adequate provision for any Taxes due or to become due for the
Company or any of the Company Subsidiaries for any period or periods through and including June 30, 1999, has been made and is reflected on the June 30, 1999 consolidated financial statements last filed by the Company as part of a publicly available Regulatory Document and has been or will be made with respect to periods ending after June 30, 1999.

 ..............Section  4.18.  Environmental  Matters.  To the  knowledge  of the
Company, neither the Company nor any Company Subsidiary owns any properties affected by toxic waste, radon gas, or other hazardous conditions or constructed in part with the use of asbestos. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written
notice  from  any  Governmental   Authority  of,  any  conditions,   activities,
practices, or incidents which are reasonably likely to interfere with or prevent compliance or continued compliance by the Company or any Company Subsidiary with hazardous substance laws or any regulation, order, decree, judgment, or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any legal liability on the part of the Company or any Company Subsidiary, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or of the Company or any Company Subsidiary,
based  on  or  related  to  the  manufacture,   processing,  distribution,  use,
treatment,   storage,  disposal,   transport,  or  handling,  or  the  emission,
discharge,   release,  or  threatened  release  into  the  environment,  of  any
pollutant,   contaminant,  or  chemical,  or  industrial,  toxic,  or  hazardous substance or waste. There is no civil, criminal, or administrative claim, action, suit, proceeding, hearing, or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order,
decree,  judgment  or  injunction  issued,  entered,   promulgated  or  approved
thereunder. To the knowledge of the Company, none of the Company or the Company Subsidiaries has made or participated in any loan to any Person who is subject to any civil, criminal, or administrative claim, action, suit, proceeding, hearing, or investigation relating in any way to such hazardous substance laws or any regulation, order, decree, judgment, or injunction issued, entered, promulgated or approved thereunder and relating to the property secured by such loan.

 ..............Section  4.19.  Loan  Portfolio;  Portfolio  Management.  (a)  All
evidences of indebtedness reflected as assets in the consolidated financial statements last filed by the Company as part of a publicly available Regulatory Document or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by the Company or any Company Subsidiaries were at the time entered into and at all times since have been in compliance in all material respects with all Applicable Laws. The Company and the Company Subsidiaries administer their loan and investment portfolios in accordance with all Applicable Laws and the terms of applicable instruments. The records of the Company and the Company Subsidiaries regarding all loans outstanding on their books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

 ..............  (b) The Company and First  Savings have  Previously  Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit, and other assets of the Company and the Company Subsidiaries that have been adversely designated, criticized, or classified as of June 30, 1999, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit, or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any Government Authority as "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit, or other assets that were charged off or recovered by the Company or any of the Company Subsidiaries before the date hereof.

 ..............Section  4.20.  Real  Estate  Loans and  Investments.  Except  for
properties acquired in settlement of loans, there are no facts, circumstances, or contingencies known to the Company which exist which would require a material reduction under GAAP in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments, or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

 ..............Section  4.21. Derivatives Contracts.  (a) Neither the Company nor
any of the Company Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other Contract not included on the consolidated balance sheet last filed by the Company as part of a publicly available Regulatory Document which is a derivatives contract or owns securities that are identified in Thrift Bulletin No. 13a as "complex securities," (including various combinations thereof) (each, a "Derivatives Contract"), except for those Derivatives Contracts Previously Disclosed, including a list, as applicable, of any of the Company's or First Savings' assets pledged as security for a Derivatives Contract.

 ..............  (b) All Derivative Contracts to which the Company or any Company
Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice, based on industry-wide standards at the time, and with counterparties believed by the Company to be financially responsible at the time.

 ..............Section  4.22. Insurance. The Company and the Company Subsidiaries
have in effect insurance coverage with reputable insurers which, in respect of amounts, types, and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") has been Previously Disclosed (other than policies pertaining to secured loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements last filed by the Company as part of a publicly available Regulatory Document). The Insurance Policies are valid, outstanding, and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. To the knowledge of the Company, neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

 ..............Section  4.23. Tax  Treatment.  Neither the Company nor any of its
Affiliates has taken or agreed to take any action that or has failed to take any action the result of which would (but without giving effect to any actions taken or agreed to be taken by Bancorp or any of its Affiliates) prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

 ..............Bancorp  and the Bank jointly and severally  represent and warrant to the Company and First Savings, except as otherwise Previously Disclosed, as follows:

 ..............Section 5.1. Organization,  Good Standing,  Authority,  Insurance,
Etc. (a) Bancorp is a corporation organized, existing, and in good standing under the laws of the State of Indiana, and is registered as a savings and loan holding company with the OTS under the HOLA. The Bank is a federal savings association. Each "subsidiary" of Bancorp within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Bancorp Subsidiary" and collectively the "Bancorp Subsidiaries") has been Previously Disclosed. Each of the Bancorp Subsidiaries is organized, existing, and in good standing under the laws of the respective jurisdiction under which it is organized as set forth in the Bancorp Disclosure Schedule. Each of Bancorp and the Bancorp Subsidiaries has all requisite corporate power and corporate authority and is qualified and licensed to own, lease, and operate its properties and conduct its business as it is now being conducted, except for such failure or failures to be so qualified or licensed as would not, in the aggregate, have a Bancorp Material Adverse Effect. Bancorp has made available to the Company a true, complete and correct copy of the articles of incorporation, charter or other organizing documents and of the bylaws of Bancorp and each Bancorp Subsidiary as in effect on the date of this Agreement. Each of Bancorp and the Bancorp Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under Applicable Law, except to the extent that any failures to so qualify would not, in the aggregate, have a Bancorp Material Adverse Effect. The Bank is a member in good standing of the Federal Home Loan Bank of Indianapolis, and all eligible accounts issued by the Bank are insured by SAIF as administered by the FDIC to the maximum extent permitted under Applicable Law, and all premiums and assessments required in connection therewith have been paid by the Bank. The Bank is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code, and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA.

 ..............  (b) The minute  books of Bancorp  and the  Bancorp  Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including the committees of such Boards) since January 1, 1996, which records are complete and accurate in all material respects and have been made available to the Company.

 ..............Section  5.2.  Capitalization.  The  authorized  capital  stock of
Bancorp consists of 7,000,000 shares of Bancorp Common Stock, of which 3,183,717 shares were issued and outstanding as of the date of this Agreement, and 5,000,000 shares of serial preferred stock, par value of $1.00 per share, of which no shares were outstanding as of the date of this Agreement. As of the date of this Agreement, except as Previously Disclosed, there were no shares of Bancorp Common Stock reserved for issuance. All issued and outstanding shares of
Bancorp  Common  Stock  are  duly  authorized,   validly  issued,   fully  paid,
nonassessable and free of preemptive rights. As of the date of this Agreement, except as Previously Disclosed and as contemplated by this Agreement, there are no outstanding Rights to purchase or acquire any capital stock of Bancorp and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which Bancorp or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of Bancorp. The shares of Bancorp Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Closing, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

 .............Section 5.3. Ownership of Subsidiaries.  All the outstanding shares of the  capital  stock  or  other  ownership  interests  in  all of the  Bancorp
Subsidiaries   are  validly  issued,   fully  paid,   nonassessable   and  owned
beneficially and of record by Bancorp or a Bancorp Subsidiary free and clear of any Encumbrance. There are no outstanding Rights to purchase or acquire any capital stock of any Bancorp Subsidiary and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which Bancorp or any of its Affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Bancorp Subsidiaries. Neither Bancorp nor any Bancorp Subsidiary owns any of the capital stock or other equity securities (including any Rights with respect to such securities) of or profit participations in any Person or "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Indianapolis and the Bancorp Subsidiaries.

 ..............Section  5.4. Financial Statements and Reports. For the past three years, Bancorp and the Bancorp Subsidiaries have timely filed all Regulatory Documents required to be filed by them, except to the extent that all failures to so file, in the aggregate, would not have a Bancorp Material Adverse Effect; and all such documents, as finally amended, complied in all material respects with applicable requirements of Applicable Law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (i) are in accordance with Bancorp's books and records and those of any of the Bancorp Subsidiaries, which books and records are complete and accurate in all material respects and have been maintained in all material respects in accordance with Applicable Law, and (ii) present fairly the consolidated financial position and the consolidated results of operations and cash flows of Bancorp as of the dates and for the periods indicated in accordance with GAAP consistently applied during the periods involved (except for the omission of notes to unaudited statements, year-end adjustments to interim results normal in nature and amount and changes in GAAP and except where regulatory reporting requirements provide otherwise). The audited consolidated financial statements of Bancorp as of September 30, 1998 and for the three years then ended last filed by Bancorp as part of a publicly available Regulatory Document disclose all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of Bancorp and the Bancorp Subsidiaries required to be reflected in such financial statements according to GAAP, other than liabilities which are not, in the aggregate, material to Bancorp and the Bancorp Subsidiaries, taken as a whole, and contain in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, Taxes and all other material accrued liabilities and for all reasonably anticipated material losses in accordance with GAAP, if any, as of such date. Except for (i) those liabilities that are fully reflected or reserved against on Bancorp's audited consolidated balance sheet last filed by Bancorp as part of a publicly available Regulatory Document and (ii) liabilities incurred in the ordinary course of business since the date of such audited consolidated balance sheet and which would not have, individually or in the aggregate, a Bancorp Material Adverse Effect, Bancorp has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet.

 ..............Section  5.5.  Absence  of  Changes.  (a) Except as  disclosed  in publicly available Regulatory Documents filed by Bancorp prior to the date of this Agreement, since September 30, 1998, there has been no event, occurrence, development, fact, or set of circumstances of any nature existing or, to the knowledge of Bancorp, threatened which, individually or in the aggregate, has had or could reasonably be expected to have a Bancorp Material Adverse Effect.

 ............. (b) Except as Previously Disclosed, since September 30, 1998, each of Bancorp and the Bancorp Subsidiaries has owned and operated its respective assets, properties, and businesses in the ordinary course of business and consistent with past practice.

 ..............Section  5.6.  No Broker's or  Finder's  Fees.  No agent,  broker, investment banker, Person, or firm acting on behalf or under authority of Bancorp or any of the Bancorp Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger, except Bancorp has engaged JMP Financial, Inc., an investment banking firm, to provide financial advisory services.

 ..............Section  5.7.  Litigation  and Other  Proceedings.  (a) Except for
matters which would not have, in the aggregate, a Bancorp Material Adverse Effect, neither Bancorp nor any Bancorp Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of Bancorp, threatened claim, action, suit, investigation, or proceeding. There is no judicial order, judgment, or decree to which any of Bancorp, the Bancorp Subsidiaries or their respective properties is subject which has had or could reasonably be expected to have a Bancorp Material Adverse Effect.

 ..............  (b) All pending  claims,  actions,  suits,  investigations,  and proceedings in which Bancorp or any Bancorp Subsidiary is a defendant and all judicial orders, judgments, or decrees to which the Bancorp or any Bancorp Subsidiary is subject have been Previously Disclosed.

 ..............Section   5.8.  Compliance  With  Law.  Bancorp  and  the  Bancorp
Subsidiaries have been and are in compliance in all respects with all Applicable Laws, except where such noncompliance would not have, in the aggregate, a Bancorp Material Adverse Effect, and neither Bancorp nor any Bancorp Subsidiary has received notice from any Governmental Authority of any material violation of, and does not know of any material violations of, any Applicable Law.

 ..............Section  5.9. Corporate Actions. The Board of Directors of Bancorp
has authorized its officers to execute and deliver this Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. Except for obtaining the requisite approval of the Bancorp shareholders as contemplated hereby, all corporate authorization by the Board of Directors of Bancorp required for the consummation of the Merger and the transactions contemplated hereby has been obtained.

 ..............Section  5.10.  Authority.  Except as  Previously  Disclosed,  the
execution, delivery and performance by Bancorp of its obligations under this Agreement and the consummation thereby of the transactions contemplated hereby do not, and will not, violate or conflict with any of the provisions of, or constitute a breach or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, terminate, give any Person the right to terminate, modify or accelerate payment or performance under or result in the creation of any Encumbrance upon any of the properties or assets of Bancorp under (i) the articles of incorporation, charter, or by-laws of Bancorp, the Bank, or any other Bancorp Subsidiary, (ii) subject to the Governmental Approvals and the approval of Bancorp shareholders described below, any Applicable Law to which Bancorp or any of the Bancorp Subsidiaries is subject, or (iii) except, in each case, where such violation, conflict, breach, default, termination (or right to terminate), modification, acceleration, or Encumbrance would not, individually or in the aggregate, have a Bancorp Material Adverse Effect, any Contract to which Bancorp or any of the Bancorp Subsidiaries is a party or is subject or by which any of their properties or assets is bound or affected. The parties acknowledge that the consummation of the Merger is subject to various regulatory approvals. Bancorp has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. Other than the Governmental Approvals and the requisite approval of Bancorp shareholders as contemplated hereby, no filings, notices, approvals, or consents are required on behalf of Bancorp or any Bancorp Subsidiary in connection with the consummation of the transactions contemplated by this Agreement. Bancorp has no knowledge of any reason why the Governmental Approvals cannot be obtained or granted on a timely basis. This Agreement constitutes the valid and binding obligation of Bancorp and is enforceable in accordance with its terms, except as enforceability may be limited by Applicable Law relating to bankruptcy, insolvency or creditors' rights generally, the rights of creditors of insured depository institutions, and general principles of equity.

 ..............Section  5.11. Information Furnished;  Registration Statement. (a)
To  the  knowledge  of  Bancorp,   no  statement   contained  in  any  schedule,
certificate, or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Bancorp or any of its Affiliates to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 ..............  (b) None of the  information  provided by Bancorp or any Bancorp
Subsidiary for inclusion in the Registration Statement, at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to the Company or a Company Subsidiary, will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable.

 ..............Section  5.12.  Property  and  Assets.  Bancorp  and  the  Bancorp
Subsidiaries have good and marketable title to all of their real property reflected in the consolidated financial statements last filed by Bancorp as part of a publicly available Regulatory Document or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items reflected in such financial statements or in the notes thereto, (b) liens for current taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the current use of such property, (d) property sold or transferred in the ordinary course of business consistent with past practice since the date of such financial statements and (e) as otherwise Previously Disclosed. Bancorp and the Bancorp Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Bancorp nor any Bancorp Subsidiary is in default in any respect under any such lease, except where such failure to be valid and binding and in full force and effect, or where such default, would not have, in the aggregate, a Bancorp Material Adverse Effect. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Merger. There has been no physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Bancorp and the Bancorp Subsidiaries since September 30, 1998, except such loss, damage or destruction which would not have, in the aggregate, a Bancorp Material Adverse Effect. All property and assets material to their businesses and currently used by Bancorp and the Bancorp Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

 ..............Section  5.13.  Agreements and  Instruments.  Except as Previously
Disclosed, neither Bancorp nor any Bancorp Subsidiary is a party to:

 ............. (a) any material Contract;

 .............  (b) any Contract relating to the borrowing of money by Bancorp or any Bancorp Subsidiary or the guarantee by Bancorp or any Bancorp Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof);

 .............  (c) any Contract to make loans or for the provision, purchase, or sale of goods, services, or property between Bancorp or any Bancorp Subsidiary and any director or officer of Bancorp or any Bancorp Subsidiary, or any member of the immediate family or Affiliate of any of the foregoing (other than loans or deposits made on an arms-length basis in the ordinary course of business);

 .............  (d) any  Contract  with  or  concerning  any  labor  or  employee organization;

 ............. (e) any Contract between Bancorp or any Bancorp Subsidiary and any
Affiliate thereof (other than Contracts solely between Bancorp and a Bancorp Subsidiary or solely between Bancorp Subsidiaries);

 .............  (f) any agreements,  directives,  orders, or similar arrangements between or involving Bancorp or any Bancorp Subsidiary and any Governmental Authority;

 .............  (g) any Contract with respect to the  employment,  retention,  or severance of any directors, officers, employees, or consultants;

 .............  (h) any Contract  which  materially  restricts the conduct of any line of business by Bancorp or any current or future Affiliates thereof; or

 .............  (i)  any  Contract  pursuant  to  which  Bancorp  or any  Bancorp
Subsidiary is or may become obligated to invest in or contribute capital to any Bancorp Subsidiary.

 ..............Section  5.14. Material Contract Defaults. Neither Bancorp nor any
Bancorp Subsidiary nor, to the knowledge of Bancorp, the other party thereto is in default in any respect under any Contract to which any of Bancorp or the Bancorp Subsidiaries is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, other than any such default or defaults which would not have, in the aggregate, a Bancorp Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. To the knowledge of Bancorp, all material Contracts to which Bancorp or any of the Bancorp Subsidiaries is a party are valid, binding, and in full force and effect.

 ..............Section  5.15.  Tax  Matters.  (a)  Bancorp,  each of the  Bancorp
Subsidiaries and any affiliated group (within the meaning of Section 1504(a) of the Code) of which Bancorp or any of the Bancorp Subsidiaries is a member have filed all Tax Returns required to be filed by them and have made timely payments of all Taxes due and payable, whether disputed or not; and such Tax Returns are true, correct, and complete in all material respects. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Bancorp, threatening to assert any deficiency or claim for additional Taxes, nor to the knowledge of Bancorp is there any basis for any such assertion or claim. Bancorp and each of the Bancorp Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all Tax years for which the statute of limitations has not closed. Bancorp and each Bancorp Subsidiary have complied with all applicable state law sales and use Tax collection and reporting requirements.

 ..............  (b)  Adequate  provision  for any Taxes due or to become due for
Bancorp or any of the Bancorp Subsidiaries for any period or periods through and including September 30, 1998, has been made and is reflected on the September 30, 1998 audited consolidated financial statements last filed by Bancorp as part of a publicly available Regulatory Document and has been or will be made with respect to periods ending after September 30, 1998.

 ..............Section  5.16. Environmental Matters. To the knowledge of Bancorp, neither Bancorp nor any Bancorp Subsidiary owns or leases any properties affected by toxic waste, radon gas, or other hazardous conditions or constructed in part with the use of asbestos. Neither Bancorp nor any Bancorp Subsidiary has knowledge of, nor has Bancorp or any Bancorp Subsidiary received written notice from any Governmental Authority of, any conditions, activities, practices, or incidents which are reasonably likely to interfere with or prevent compliance or continued compliance by Bancorp or any Bancorp Subsidiary with hazardous substance laws or any regulation, order, decree, judgment, or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any legal liability on the part of Bancorp or any Bancorp Subsidiary, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation against or of Bancorp or any Bancorp Subsidiary, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or chemical, or industrial, toxic, or hazardous substance or waste. There is no civil, criminal, or administrative claim, action, suit, proceeding, hearing, or investigation pending or, to the knowledge of Bancorp, threatened against Bancorp or any Bancorp Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment, or injunction issued, entered, promulgated or approved thereunder. To the knowledge of Bancorp, none of Bancorp or the Bancorp Subsidiaries has made or participated in any loan to any Person who is subject to any civil, criminal, or administrative claim, action, suit, proceeding, hearing, or investigation relating in any way to such hazardous substance laws or any regulation, order, decree, judgment, or injunction issued, entered, promulgated or approved thereunder and relating to the property secured by such loan.

 .............Section  5.17.  Loan  Portfolio;   Portfolio  Management.  (a)  All
evidences of indebtedness reflected as assets in the consolidated financial statements last filed by Bancorp as part of a publicly available Regulatory Document or acquired since such date, are (except with respect to those assets which are no longer assets of Bancorp or any Bancorp Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against Bancorp or any Bancorp Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Bancorp or any Bancorp Subsidiaries were at the time entered into and at all times since have been in compliance in all material respects with all Applicable Laws. Bancorp and the Bancorp Subsidiaries
administer  their  loan  and  investment   portfolios  in  accordance  with  all
Applicable Laws and the terms of applicable instruments. The records of Bancorp and the Bancorp Subsidiaries regarding all loans outstanding on their books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

 ..............  (b)  Bancorp  and the Bank  have  Previously  Disclosed  a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit, and other assets of Bancorp and the Bancorp Subsidiaries that have been adversely designated, criticized, or classified as of September 30, 1998, separated by Asset Classification; and no amounts of
loans,   extensions  of  credit,  or  other  assets  that  have  been  adversely designated, classified or criticized as of the date hereof by any representative of any Government Authority as "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit, or other assets that were charged off or recovered by Bancorp or any of the Bancorp Subsidiaries before the date hereof.

 ..............Section  5.18.  Real  Estate  Loans and  Investments.  Except  for
properties acquired in settlement of loans, there are no facts, circumstances, or contingencies known to Bancorp which exist which would require a material reduction under GAAP in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments, or other loans of Bancorp or any Bancorp Subsidiary (either individually or in the aggregate with other loans and investments).

 ..............Section  5.19. Derivatives Contracts.  (a) Neither Bancorp nor any
of the Bancorp Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter Derivatives Contract or any other Contract not included on the consolidated balance sheet last filed by Bancorp as part of a publicly available Regulatory Document which is a Derivatives Contract, except for those Derivatives Contracts Previously Disclosed, including a list, as applicable, of any of Bancorp's or the Bank's assets pledged as security for a Derivatives Contract.

 ..............  (b) All  Derivative  Contracts  to which  Bancorp or any Bancorp
Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice, based on industry-wide standards at the time, and with counterparties believed by Bancorp to be financially responsible at the time.

 .............Section 5.20. Insurance.  Bancorp and the Bancorp Subsidiaries have in effect insurance coverage with reputable insurers which, in respect of amounts, types, and risks insured, is reasonably adequate for the business in which Bancorp and the Bancorp Subsidiaries are engaged. All Insurance Policies are in full force and effect, The Insurance Policies are valid, outstanding, and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. To the knowledge of Bancorp, neither Bancorp nor any Bancorp Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

 .............Section  5.21.  Tax  Treatment.  Neither  Bancorp  nor  any  of its
Affiliates has taken or agreed to take any action that or has failed to take any action the result of which would (but without giving effect to any actions taken or agreed to be taken by the Company or any of its Affiliates) prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

                                   ARTICLE VI
                                    COVENANTS

 ..............Section 6.1. Conduct of Business by the Company. During the period from the date of this Agreement and continuing through the Closing Date, except as Previously Disclosed and except as expressly contemplated and permitted by this Agreement or with the prior written consent of Bancorp (which consent shall not be unreasonably withheld), the Company shall cause each of the Company and the Company Subsidiaries to (a) carry on its business in the ordinary course consistent with past practice; (b) use its reasonable best efforts to preserve its present business organization and relationships; (c) use its reasonable best efforts to keep available the present services of the Company's and the Company Subsidiaries' employees; and (d) use its reasonable best efforts to preserve its rights, franchises, goodwill, and relations with customers and others with whom it conducts business. Without limiting the generality of the foregoing, except as expressly contemplated and permitted by this Agreement, consented to in writing by Bancorp or Previously Disclosed, the Company shall not, and the Company shall not permit any of the Company Subsidiaries to, directly or indirectly:

 .............. (i) amend its articles/certificate of incorporation,  charter, or
bylaws  (or  comparable  governing   instruments)  or  merge  with  or  into  or
consolidate with any other Person, subdivide, combine or in any way reclassify any shares of its capital stock, or change in any manner the rights of its outstanding capital stock;

 ..............  (ii) issue or sell or purchase any shares of its capital  stock, or issue or sell or purchase any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right") any shares of its capital stock (except that the Company may issue shares of Company Common Stock upon (i) exercise of Company Options outstanding on the date of this Agreement or (ii) as Previously Disclosed);

 ..............  (iv)  waive  any  right of value to its  business  other  than a waiver, together with all other such waivers, that would not have a Company Material Adverse Effect;

 ..............  (v) make any change in its  accounting  methods or practices for
Tax or accounting purposes or make any change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes, except in each case as required by GAAP or Applicable Law;

 ..............  (vi) materially  change, or agree to change,  any of its lending activities, policies or practices, except as required by Applicable Law or by any Governmental Authority;

 ..............  (vii)  make  any  loan  or  advance  to any  of its  Affiliates, officers, directors, employees, consultants, agents, or other representatives (other than travel advances made in the ordinary course of business consistent with past practice), or make any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

 .............. (viii) sell, offer to sell, abandon or make any other disposition of any of its material assets, including selling or closing any branches; or grant or suffer any Encumbrance on any of its material assets;

 ..............  (ix) except in the ordinary  course of business  consistent with past practice, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

 ..............  (x) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination, or cancellation of, any Contract with any of its Affiliates;

 ..............  (xi) declare,  set aside or pay any dividends or declare or make any other distributions of any kind on or in respect of its capital stock (other than dividends from a Company Subsidiary to the Company or another Company Subsidiary), or make any direct or indirect redemption, retirement, purchase, or other acquisition of any shares of its capital stock or Rights, provided that the Company may declare and pay its regular quarterly cash dividends on the Company Common Stock of not more than $0.115 per share per quarterly period, provided further that the parties agree that after the date of this Agreement, each of Bancorp and the Company shall coordinate with the other the declaration of any dividends in respects of Bancorp Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and any shares of Bancorp Common Stock any such holder receives in exchange therefore in the Merger;

 ..............  (xii) create,  renew,  amend,  terminate or cancel,  or take any other action that may result in the creation, renewal, amendment, termination, or cancellation of, any Contract, except in the ordinary course of business consistent with past practice and as would not, in the aggregate, have a Company Material Adverse Effect; enter into or amend any Contract pursuant to which it agrees to indemnify any party on behalf of its business or pursuant to which it agrees to refrain from competing with any party with respect to its business;

 ..............  (xiii)  except as Previously  Disclosed,  adopt,  amend,  renew, terminate or accelerate or vest benefits under any Company Employee Benefit Plan
or  Benefit  Arrangement  or  any  other  employee  program,   plan,  agreement,
arrangement, or policy between the Company or a Company Subsidiary and one or more of employees or directors of the Company or a Company Subsidiary, except as required by Applicable Law;

 ..............  (xiv) commit any act or omission  which  constitutes a breach or default under any Contract or license to which it is a party or by which it or any of its properties or assets is bound except as would not have, in the aggregate, a Company Material Adverse Effect;

 ..............  (xv)  acquire  in  any  manner,  including  by  way  of  merger, consolidation,  or purchase of an equity interest or assets, any business or any
corporation,   partnership,  association,  or  other  business  organization  or division thereof (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice);

 ..............  (xvi)  increase  the  salary  or wages of any  employees  of the
Company or of any Company Subsidiary; or pay any incentive, bonus, or similar payments to employees or directors other than as required by the terms of any Company Employee Benefit Plan or Benefit Arrangement in effect as of the date hereof and Previously Disclosed;

 .............. (xvii) purchase any debt securities or derivative securities that are defined as "complex securities" under OTS Thrift Bulletin No. 13a dated December 1, 1998 as revised or purchase any Derivatives Contracts;

 ..............  (xviii) make any  investment  which would cause First Savings to not be a qualified thrift lender under Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code;

 ..............  (xix)  change  its  existing  investment  guidelines  Previously
Disclosed, except as required by Applicable Law or any Governmental Authority, or the manner in which its investment securities portfolio is classified or reported;

 ..............  (xx)  authorize  or  make  capital  expenditures  in  excess  of
$100,000, individually, or $500,000, in the aggregate;

 ..............  (xxi) take any action that or fail to take any action the result of which would (but without giving effect to any actions taken or agreed to be taken by the Company or any of its Affiliates) prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code; or

 ...............  (xxii)  agree  (by  Contract  or  otherwise)  to do  any of the foregoing.

 .............Section  6.2. Maintenance of Records. Through the Closing Date, the
Company and the Company Subsidiaries will maintain their Records in the same manner and with the same care that such Records have been maintained prior to the execution of this Agreement.

 .............Section 6.3. Salary and Benefits. (a) Bancorp shall, or shall cause the appropriate Bancorp Subsidiary to, permit employees of the Company or any Company Subsidiary who are employees with the Company or any Company Subsidiary as of immediately prior to the Effective Time and become employees of Bancorp or a Bancorp Subsidiary as of the Effective Time ("Transferred Employees") to participate in the employee benefit plans, programs, and arrangements of Bancorp or the Bancorp Subsidiaries, as applicable (the "Bancorp Plans"), on the same terms as such plans and benefits are offered to similarly situated employees of Bancorp or the Bancorp Subsidiaries, as applicable. Bancorp shall recognize, or shall cause the appropriate Bancorp Subsidiary to recognize, each Transferred Employee's service with the Company or any Company Subsidiary for purposes of determining eligibility to participate in and vest under the Bancorp Plans, but not for purposes of benefit accruals under any such plans and no such Transferred Employees or dependents shall be subject to any uninsured waiting periods or preexisting condition exclusions under any plan of Bancorp or the Bank. Furthermore, benefit levels under the welfare plans sponsored by Bancorp or the Bank shall be determined based upon prior service with the Company or any Company Subsidiaries.

 ..............  (b)  Bancorp  shall,  or shall  cause  the  appropriate  Bancorp
Subsidiary to, use its best efforts to employ employees of the Company or any Company Subsidiary who are employees with the Company or any Company Subsidiary as of immediately prior to the Effective Time on the same terms and conditions as are offered to similarly situated employees of Bancorp or the Bancorp Subsidiaries, as applicable; provided, however, that for a period of 12 months after the Effective Time, salaries of Transferred Employees shall not be reduced below the level of such salaries for such employees immediately prior to the Effective Time.

 ..............  (c) Bancorp shall enter into a six-year employment contract with
Richard Gatton which shall contain such provisions as are customarily included in such agreements with key management personnel. The employment contract also shall include the provisions included in Exhibit B attached hereto.

 ..............  (d) Bancorp  shall enter into a three-year  employment  contract with Jeffrey Gatton which shall contain such provisions as are customarily included in such agreements with key management personnel. The employment contract also shall include the provisions included in Exhibit B attached hereto.

 ..............  (e) Notwithstanding the foregoing, Bancorp shall, or shall cause the appropriate Bancorp Subsidiary to, (A) provide severance benefits equal to one week of pay for each year of service with the Company or a Company
Subsidiary (including any service as an employee of Bancorp or a Bancorp Subsidiary) to Persons who (i) were employees of the Company or any Company Subsidiary immediately prior to the Effective Time, (ii) are terminated without cause as of or within 12 months after the Effective Time by Bancorp or a Bancorp Subsidiary (but not upon termination by the employee or termination for cause by Bancorp or a Bancorp Subsidiary), and (iii) are not otherwise entitled to any severance benefits under any Contract as a result or in respect of such termination, in the amounts as Previously Disclosed, which amounts, less applicable withholding taxes, shall be paid upon the effectiveness of such termination and (B) recognize and carry forward as of the Effective Time all sick leave and vacation accrued by each Transferred Employee during the 12 month period ending on (and including) the Closing Date under the respective policies of Bancorp or the appropriate Bancorp Subsidiary (but (x) without giving effect to any accrued benefits carried forward from any time prior to such 12-month period under such Bancorp and Bancorp Subsidiary policies and (y) in no event greater than such benefits as would accrue under such policies during one full calendar year without giving effect to accrued benefits carried forward from prior calendar years under such policies).

 ..............  (f)  Further,  Bancorp  shall,  or shall  cause the  appropriate
Bancorp Subsidiary to, perform after the Effective Time all of the obligations of the Company or the appropriate Company Subsidiary under the terms of the severance agreements existing as of the date hereof which are between the Company or a Company Subsidiary, on the one hand, and management employees (other than G. Richard Gatton) of the Company or a Company Subsidiary, on the other hand, which have been Previously Disclosed and which by their terms survive the Effective Time, provided, however, that the Company shall use its best efforts to modify those agreements or replace them with agreements so that no benefits are payable solely as a result of the Merger.

 ..............Section  6.4. Efforts of Parties to Close.  During the period from the date of this Agreement through the Closing Date, each party to this Agreement shall take such actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby and each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Merger, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in
Article VII not being satisfied; or (c) adversely affect or materially delay the receipt of any of the requisite regulatory approvals or the consummation of the Merger.

 ..............Section 6.5. Confidentiality and Announcements.  (a) Other than as required by Applicable Law upon prior notice to the other parties (where reasonably practicable), the Filing of a Form 8-K with respect to this Agreement reasonably acceptable to both parties, or with the prior consent of the other parties, none of Bancorp, the Company, the Bank, or First Savings shall, and each of the foregoing shall cause each of its Affiliates and Representatives not to, disclose to any Person the fact of execution and delivery hereof, any of the contents hereof or any information with respect to the Merger or the other transactions contemplated hereby, except that nothing herein shall prohibit any party from providing any information to its regulatory authorities as required by Applicable Law.

 ..............  (b)  Subject to  Section  6.7(a)  and (b),  the  parties to this
Agreement shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and shall consult each other as to the form and substance of other public disclosures related hereto and thereto.

 ..............Section  6.6. Access; Certain Communications.  Between the date of this Agreement and the Closing Date, subject to any Applicable Laws relating to the exchange of information:

 ..............  (a) The  Company and the Company  Subsidiaries  shall  afford to
Bancorp and its authorized agents and representatives reasonable access, upon reasonable notice to an executive officer of the Company and during normal business hours, to all Contracts, documents, and information of or relating to the assets, liabilities, business, operations, personnel, and other aspects of the business of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries shall cause their personnel, attorneys, and accountants to provide assistance to Bancorp in Bancorp's investigation of matters relating to
the  Merger,   including   allowing  Bancorp  and  its  authorized   agents  and
representatives access to their operating sites and facilities and cooperating therewith in an effort to coordinate and facilitate the integration of Bancorp's and the Company's computer systems in anticipation of consummation of the Merger; provided, however, that Bancorp's investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations, customers, and employee relations of the Company and the Company Subsidiaries; provided further, however, that, in providing the foregoing access, the Company shall not be required to jeopardize its attorney-client privilege (the Company hereby agreeing to use all reasonable efforts to make appropriate alternative disclosure arrangements in such circumstances).

 .............. (b) Bancorp shall afford to the Company and its authorized agents and representatives reasonable access, upon reasonable notice to an executive officer of Bancorp and during normal business hours, to all Contracts, documents, and information of or relating to the assets, liabilities, business, operations, personnel, and other aspects of the business of Bancorp and the
Bancorp  Subsidiaries.   Bancorp  shall  cause  its  personnel,   attorneys  and
accountants to provide assistance to the Company in the Company's investigation of matters relating to the Merger, including allowing the Company and its authorized agents and representatives access to its operating sites and facilities; provided, however, that the Company's investigation shall be conducted in a manner which does not unreasonably interfere with Bancorp's normal operations, customers, and employee relations; provided further, however, that, in providing the foregoing access, Bancorp shall not be required to jeopardize its attorney-client privilege (Bancorp hereby agreeing to use all reasonable efforts to make appropriate alternative disclosure arrangements in such circumstances).

 ..............  (c) The  investigations  of the parties pursuant to this Section
6.6 shall not affect any of the representations or warranties contained herein.

 ..............Section  6.7.  Cooperation;  Preparation  of  Documents.  (a)  The
parties  to this  Agreement  shall  cooperate  with  each  other  and use  their
reasonable   best   efforts   promptly  to  prepare   and  file  all   necessary
documentation, to effect all applications, notices, petitions, and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers, and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Governmental Authority) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Bancorp would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other, shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with each other on, in each case subject to Applicable Laws relating to the exchange
of  information,   all  the  information   relating  to  Bancorp,   the  Bancorp
Subsidiaries, the Company, or the Company Subsidiaries, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide any party to this Agreement with a right to review any information provided to any Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals, and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations, and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment, or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion, and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any
confidential   portions  thereof).   In  exercising  the  foregoing  rights  and
obligations, Bancorp, the Bancorp Subsidiaries, the Company, and the Company Subsidiaries shall each act reasonably and as promptly as practicable.

 ..............  (b) Bancorp and the Company shall jointly  prepare and file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material). The parties hereto shall use their reasonable best efforts (i) to cause the Registration Statement to become effective, (ii) to maintain the effectiveness thereof through the
Effective Time, and (iii) to the extent any such party becomes aware of any information contained or omitted from the Registration Statement which makes any
material  statement   contained  therein  false  or  misleading,   to  file  the
information necessary to make such statements in the Registration Statement not false or misleading. Bancorp also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Bancorp Common Stock under the Registration Statement as contemplated hereby. Bancorp and the Company shall use their respective reasonable best efforts to mail at the earliest practicable date to Bancorp shareholders and the Company shareholders, respectively, a Proxy Statement, which shall include all information required under Applicable Law to be furnished to Bancorp shareholders and Company shareholders, respectively, in connection with the Merger and the transactions contemplated hereby and shall include the recommendation of the Bancorp Board and of the Company Board in favor of the Merger, this Agreement, and the transactions contemplated hereby; provided, however, that the parties shall not be required to make such recommendation if it reasonably determines in good faith not to so recommend based upon the advice of counsel, which counsel or is otherwise reasonably acceptable to the other party, to the effect that to so recommend would constitute a violation of the Board's fiduciary duties under Applicable Law.

 ..............  (c) Each party to this Agreement shall,  upon request,  promptly furnish each other with all information concerning themselves, Affiliates, directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement (including the Registration Statement), filing, notice, or application made by or on behalf of Bancorp, the Bank, the Company, or First Savings to any Governmental Authority in connection with the transactions contemplated by this Agreement.

 ..............  (d) The parties to this  Agreement  shall  promptly  advise each other upon receiving any  communication  from any  Governmental  Authority whose
consent  or  approval  is  required  for   consummation   of  the   transactions
contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

 ..............Section  6.8.  Notification of Certain Matters.  (a) Each party to this Agreement shall give prompt notice to the other parties of the occurrence, or any known failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement.

 ..............  (b)  During the period  from the date of this  Agreement  to the
Closing Date, each party will promptly notify the other party of any material change in the conduct of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the party, and will keep each other fully informed of such events.

 ..............  (c) Bancorp  shall provide the Company with true,  correct,  and complete copies of Bancorp's audited consolidated financial statements as of September 30, 1999 and for the three years then ended promptly following completion thereof, but in any event on or before the date such financial statements are first filed with the SEC or any other Governmental Authority in any Regulatory Document.

 ..............  (d) The Company shall provide  Bancorp with true,  correct,  and complete copies of the Company's audited consolidated financial statements as of June 30, 1999 and for the three years then ended promptly following completion thereof, but in any event on or before the date such financial statements are first filed with the SEC or any other Governmental Authority in any Regulatory Document.

 ..............Section  6.9.  Expenses.  Except as otherwise  expressly  provided herein, the parties hereto shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this
Agreement  and  the  consummation  of  the  transactions   contemplated   hereby
(including all fees and expenses payable to or on behalf of financial advisors, attorneys, accountants, and consultants).

 ..............Section  6.10. Third Party Proposals.  None of the Company, any of
the Company Subsidiaries, any of the Affiliates of the foregoing or any officers, directors, employees, representatives, or advisors of the foregoing
("Representatives")   shall  directly  or  indirectly  solicit,   encourage,  or
facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or any material portion of the assets of, or of any material equity interest in, the Company or any of the Company Subsidiaries or any merger or business combination with or involving the Company or any of the Company Subsidiaries other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information regarding the Company or the Company Subsidiaries to any such Person; provided, however, that the Board of Directors of the Company may, and may authorize and permit its Representatives to, furnish or cause to be furnished nonpublic information, subject to a binding confidentiality agreement with the Company to such Person and may participate in such discussions and negotiations directly or through its Representatives with such Person, if (i) such Board of Directors has reasonably determined in good faith based upon the written advice of counsel, which counsel is reasonably acceptable to Bancorp, to the effect that the failure to provide such nonpublic information or participate in such negotiations and discussions would constitute a violation of the Board's fiduciary duties under Applicable Law and (ii) copies of all information so furnished to such Person and the terms of such Person's Acquisition Proposal (and any supplements or amendments thereto) are furnished promptly to Bancorp. The Company, the Company Subsidiaries, and any of their respective Affiliates and Representatives shall notify Bancorp immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with any of the Company, the Company Subsidiaries, or any of the Affiliates or Representatives of the foregoing. None of the Company, the Company Subsidiaries, or any of their respective Affiliates and Representatives shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality, or similar agreement or arrangement currently in effect with respect to the Company or any of the Company Subsidiaries. Nothing contained in this Agreement shall require the Company or the Company Board to take any action or fail to take any action in violation of Applicable Laws.

 .............Section  6.11. Stock Listing. Bancorp shall use its reasonable best efforts to cause to be listed on the NASDAQ NMS,  subject to official  notice of
issuance,   the  shares  of  Bancorp   Common  Stock  to  be  issued  as  Merger
Consideration.

 ..............Section 6.12. Integration; Conforming Entries. (a) The Company and
First Savings, prior to the Closing, shall (i) consult and cooperate with Bancorp regarding the implementation as of the Effective Time of those policies, procedures, and systems (including computer stems) established by Bancorp for its governance and operations and for that of the Bancorp Subsidiaries and not otherwise referenced in Sections 6.12(b) and 6.12(c), including, without limitation, policies, procedures, and systems pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury, and legal functions, and (ii) at the request of Bancorp, conform the Company's and the Company Subsidiaries' existing policies, procedures and systems to Bancorp's policies, procedures, and systems or, in the absence of any existing Company or
Company  Subsidiary  policy,   procedure,  or  system  regarding  any  function,
introduce Bancorp's policies, procedures, and systems in respect thereof, in each case effective as of the Effective Time, unless to do so would cause the Company or any of the Company's Subsidiaries to be in violation of any Applicable Law.

 ..............  (b)  Notwithstanding  that the Company believes that the Company and the Company Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and Applicable Laws, the Company recognizes that Bancorp may have adopted different loan, accrual, and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Closing, Bancorp and the Company shall consult and cooperate with each other with respect to conforming as of the Effective Time the loan, accrual, and reserve policies of Company and the Company Subsidiaries to those policies of Bancorp, as specified in each case in writing to the Company and the Company Subsidiaries.

 ..............  (c) Subject to Applicable  Laws, the Company shall (i) establish and take such reserves and accruals at such time as Bancorp shall reasonably request to conform the Company's loan, accrual, and reserve policies to Bancorp's policies, and (ii) establish and take such accruals, reserves, and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets, and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection therewith, in each case at such times as are reasonably requested by Bancorp; provided, however, that on the date such reserves, accruals, and charges are to be taken, Bancorp shall certify to the Company that the conditions set forth in Sections 7.1, 7.2, and 7.3 have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired); and provided further, however, that the Company shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

 ..............Section 6.13. Tax-Free Treatment. Each of the parties hereto shall
use  its   reasonable   best  efforts  to  cause  the  Merger  to  constitute  a
"reorganization" under Section 368(a) of the Code.

 ..............Section  6.14.  Agreements of Affiliates.  The Company shall cause each Person who may be at the Effective Time or was on the date hereof an "affiliate" of the Company for purposes of Rule 145 under the Securities Act to execute and deliver to the Company, no less than 45 days prior to the date of the meeting of Company shareholders to approve the Merger, the written undertakings in the form attached hereto as Exhibit A. On or prior to such delivery date, the Company shall provide Bancorp with a letter specifying, to its knowledge, all of the Persons who may be deemed to be "affiliates" of the Company under the preceding sentence.

 ..............Section  6.15.  Stockholder Approval.  (a) Each of Bancorp and the
Company shall call a meeting of its shareholders to be held as soon as practicable for the purpose of voting upon and approving the Merger, this Agreement and the transactions contemplated hereby.

 ..............  (b) The  Company  Board  shall  submit for  approval  of Company shareholders the matters to be voted upon in order to authorize the Merger and hereby does and will recommend the Merger, this Agreement and the transactions contemplated hereby to Company shareholders and will use its best efforts to obtain any vote of Company shareholders that is necessary for the approval of the Merger and the approval and adoption of this Agreement and consummation of the transactions contemplated hereby, provided that Company shall have received an opinion of Trident Securities, a Division of McDonald Investments, Inc., or such other nationally recognized investment banking firm as is reasonably acceptable to Bancorp and the Company, dated within five days of mailing of the Proxy Statement to Company shareholders that the Exchange Ratio is fair to Company shareholders from a financial point of view (Bancorp hereby agreeing that the terms of this proviso are subject to the Company's using all reasonable efforts to obtain such opinion from Trident Securities, a Division of McDonald Investments, Inc. and, if not forthcoming therefrom within a reasonable period of time following a request made therefor, to obtain such opinion from at least one such other reasonably acceptable investment banking firm); provided further,
however,   that  the   Company   Board  shall  not  be  required  to  make  such
recommendation if it reasonably determines in good faith not to so recommend based upon the written advice of counsel, which counsel either is reasonably acceptable to Bancorp, to the effect that to so recommend would constitute a violation of the Board's fiduciary duties under Applicable Law.

 ..............  (c) The  Bancorp  Board  shall  submit for  approval  of Bancorp shareholders the matters to be voted upon in order to authorize the Merger and hereby does and will recommend the Merger, this Agreement and the transactions contemplated hereby to Bancorp shareholders and will use its best efforts to obtain any vote of Bancorp shareholders that is necessary for the approval of the Merger and the approval and adoption of this Agreement and consummation of the transactions contemplated hereby provided that Bancorp shall have received an opinion of JMP Financial, Inc., or such other nationally recognized investment banking firm as is reasonably acceptable to Bancorp and the Company, dated within five days of mailing of the Proxy Statement to Bancorp shareholders that the Exchange Ratio is fair to Bancorp shareholders from a financial point of view (the Company hereby agreeing that the terms of this proviso are subject to the Bancorp's using all reasonable efforts to obtain such opinion from JMP Financial, Inc. and, if not forthcoming therefrom within a reasonable period of time following a request made therefor, to obtain such opinion from at least one such other reasonably acceptable investment banking firm); provided further,
however,   that  the   Bancorp   Board  shall  not  be  required  to  make  such
recommendation if it reasonably determines in good faith not to so recommend based upon the written advice of counsel, which counsel either is reasonably acceptable to the Company, to the effect that to so recommend would constitute a violation of the Board's fiduciary duties under Applicable Law.

 ...............Section 6.16. Indemnification. From and after the Effective Time,
Bancorp shall indemnify, defend and hold harmless, and advance expenses for, the present and former officers and directors of the Company against all losses, expenses, claims, damages or liabilities arising from any acts or omissions by such person in his or her capacity as such occurring prior to the Effective
Time,   including  any  of  the  foregoing   arising  out  of  the  transactions
contemplated by this Agreement, to the fullest extent permitted or required under the Articles of Incorporation and Bylaws of Bancorp, in each case, as in effect on the date hereof. This Section shall be construed as an agreement as to which the directors and officers of the Company and the Company Subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

 ..............Section  6.17. D&O Insurance.  From and after the Effective  Time,
Bancorp shall maintain in effect, for not less than three years, policies of directors and officers liability insurance providing coverage with respect to matters occurring prior to the Effective Time, which policies shall cover those present and former officers and directors of the Company and the Company Subsidiaries that are covered by and shall provide coverage that is no less beneficial, in the aggregate, than those covered and that coverage provided by the current policies of the Company; provided, however, that Bancorp shall not be required to pay aggregate premiums for such insurance in excess of $50,000, but in such case shall purchase as much coverage as possible for such amount.

 ..............Section  6.18. Environmental Reports. Bancorp, at its expense, may order within  thirty (30) days of the Agreement a reputable  environmental  firm
selected  by  Bancorp  (the  "Environmental   Firm")  to  perform  a  phase  one
environmental investigation and/or asbestos survey on (i) each parcel of Company real estate ("Company Property") owned or leased by, (ii) each office and premise used as a facility ("Facility Property") by, and (iii) each property that serves as security for any Company real estate loan having an original principal balance greater than $500,000 made by, the Company or any Company Subsidiary (collectively, clauses (i), (ii) and (iii), the "Current Property"); provided, however, that Bancorp shall use reasonable efforts to cause the Environmental Firm to complete any such investigation or survey as soon as reasonably practicable, but not later than sixty (60) days after the date hereof. In addition, Bancorp, at its expense, may cause the Environmental Firm to perform a phase one environmental examination and/or asbestos survey on any Company Property or Facility Property acquired, leased or used by the Company or any of the Company Subsidiaries after the date hereof (together with the Current Property, the "Company Property"); provided, however, that Bancorp shall use reasonable efforts to cause the Environmental Firm to complete any such investigation or survey as soon as reasonably practicable, but not later than fifteen (15) days after being notified by the Company of the acquisition, lease, or commencement of use of such Company Property or Facility Property. If a phase one report provided by the Environmental Firm recommends that a phase two environmental survey be performed with respect to any parcel of the Company
Property, then Bancorp, at its expense, may cause the Environmental Firm to perform a phase two environmental investigation of such Company Property; provided, however, that Bancorp shall use reasonable efforts to cause the Environmental Firm to complete any such phase two investigation as soon as reasonably practicable, but not later than forty-five (45) days after the date that such phase one report is received by Bancorp. Should the cost of taking all remedial or other corrective actions and measures (i) required by Applicable Law or (ii) recommended by the Environmental Firm in such phase one or phase two report or reports in light of potentially serious life, health, or safety concerns, in the aggregate, exceed the sum of $250,000, as reasonably estimated by the Environmental Firm, or if the cost of such actions or measures cannot be so reasonably estimated by the Environmental Firm to be such amounts or less with any reasonable degree of certainty, Bancorp shall have the right pursuant to Section 8.1(a)(vi) hereof, for a period of fifteen (15) Business Days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

 ..............Section  7.1. Mutual Conditions.  The obligations of each party to this Agreement to consummate the Merger shall be subject to the following conditions:

 ..............  (a) No statute, rule, regulation, order, injunction,  decree, or other Applicable Law shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the Merger pursuant hereto (an "Injunction") and which remains in effect; and no proceeding initiated by any Governmental Authority seeking an Injunction shall be pending;

 .............. (b) All consents, waivers, authorizations, and approvals required from all Governmental Authorities to consummate Merger shall have been obtained and shall remain in full force and effect and all waiting periods under Applicable Law in respect thereof shall have expired or terminated;

 .............. (c) The Merger, this Agreement, and the transactions contemplated hereby shall have been approved by the Bancorp shareholders and the Company shareholders, in each case, in the manner required by Applicable Law;

 ..............  (d) The SEC  shall  have  declared  the  Registration  Statement effective; and on the Closing Date and at the Effective Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or then threatened by the SEC;

 ..............  (e) The shares of Bancorp Common Stock,  if any, to be issued as
Merger Consideration in the Merger shall have been approved for listing on the NASDAQ NMS, subject to official notice of issuance;

 .............  (g)  Bancorp and the  Company  shall have  received an opinion of
Manatt, Phelps & Phillips, LLP, or of such other reasonably qualified Person as Bancorp and the Company shall reasonably determine, in form and substance reasonably acceptable to Bancorp and the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger should constitute a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss should be recognized by Company shareholders who receive solely Bancorp Common Stock in exchange for shares of Company Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Bancorp Common Stock). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Company, Bancorp, and others.

 ..............Section 7.2. Conditions to Bancorp's Obligations.  The obligations of Bancorp to consummate the Merger shall be subject to the following conditions:

 ..............  (a) The  representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representation and warranty speaks as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

 ..............  (b) Each of the Company and the Company  Subsidiaries shall have performed and complied in all material respects with each agreement, covenant, obligation, and condition required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

 ..............  (c) The Company shall have  delivered to Bancorp a  certificate, dated as of the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 7.2;

 ..............  (d) Bancorp,  at its expense,  shall have  received  from Crowe,
Chizek and Company LLP letters dated the date of mailing the Prospectus and the date of the Closing to the effect that: (i) with respect to the Company they are independent accountants within the meaning of the Securities Act and the Exchange Act, (ii) it is their opinion that the audited consolidated financial statements of the Company included in or incorporated by reference into the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Exchange Act, (iii) on the basis of such procedures as are set forth therein but without performing an examination in accordance with generally accepted auditing standards nothing has come to their attention which would cause them to believe that (A) any unaudited interim financial statements appearing in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Exchange Act; (B) said financial statements are not stated on a basis substantially consistent with that of the audited financial statements;
(C) (1) at the date of the latest available consolidated financial statements of the Company and at a specific date not more than five (5) Business Days prior to the date of each such letter there has been, except as specified in such letter, any increase in the outstanding capital stock, or indebtedness for borrowed money of the Company (other than deposits and Federal Home Loan Bank advances with a maturity of one year or less) or any decrease in the shareholders' equity thereof as compared with amounts shown in the latest statement of financial condition included in the Prospectus, or (2) for the period from the date of the latest audited financial statements of the Company included in or incorporated by reference into the Prospectus to a specific date not more than five (5) Business Days prior to the date of each such letter, there were, except as specified in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated net income for the Company excluding expenses associated with the Merger or any increase, as compared with the corresponding period in the preceding year, in the provision for loan losses for the Company, (iv) they have performed certain specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature included in the Prospectus and requested by Bancorp and agreed upon by such accountants, which is expressed in dollars (or percentages obtained from such dollar amounts) and obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation is in agreement with such records or computations made therefrom (excluding any questions of legal interpretation), and (v) on the basis of such procedures as are set forth in such letter, nothing came to their attention with respect to the Company which would cause them to believe that the pro forma financial statements had not been properly compiled on the pro forma basis described therein; and

 ..............  (e) Each Person who may be at the  Effective  Time or was on the
date of this Agreement an "affiliate" of the Company for purposes of Rule 145 under the Securities Act shall have executed and delivered to the Company, at least 45 days prior to the date of the meeting of the Company shareholders to approve the Merger, the written undertakings in the form attached hereto as Exhibit A.

 ..............Section   7.3.  Conditions  to  the  Company's  Obligations.   The
obligations of the Company to consummate the Merger shall be subject to the following conditions:

 ..............  (a) The  representations  and warranties of Bancorp set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representation and warranty speaks as of an earlier date) as of the Closing Date as though made on and as of the Closing Date;

 ..............  (b) Each of  Bancorp  and the  Bancorp  Subsidiaries  shall have performed and complied in all material respects with each agreement, covenant, obligation, and condition required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and

 .............  (c)  Bancorp  shall have  delivered  to Bancorp and the Company a certificate, dated as of the Closing Date, signed on behalf of Bancorp by its Chief Executive Officer and Chief Financial Officer, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 7.3.

                                  ARTICLE VIII
                                   TERMINATION

 ..............Section 8.1. Termination.  (a) This Agreement may be terminated at any time prior to the  Effective  Time,  whether  before or after  approval  and
adoption  of  this  Agreement  by  the  Bancorp   shareholders  or  the  Company
shareholders, as follows:

 .............. (i) by written consent of the parties hereto;

 ..............  (ii) by Bancorp or the Company if a condition to the terminating party's obligation to close set forth in Article VII cannot be satisfied prior to the date set forth in Section 8.1(a)(iv) below unless caused by the breach of any covenant or agreement under this Agreement (x) by Bancorp or the Bank, in the case of a termination by the Company, or (y) by the Company or First Savings, in the case of termination by Bancorp;

 ..............  (iii) by  Bancorp  or the  Company  (provided  that  none of the terminating party or any of its Affiliates is not then in material breach of any representation, warranty, covenant, or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Bancorp or the Bank, in the case of a termination by the Company, or on the part of the Company or First Savings, in the case of a termination by Bancorp, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or, by its nature, cannot be cured prior to the date set forth in Section 8.1(a)(iv) below, and which breach would entitle the terminating party to not consummate the Merger pursuant to Article VII;

 ..............  (iv) by Bancorp or the Company,  if the Closing has not occurred on or before March 31, 2000 (provided that the right to terminate this Agreement under this Section 8.1(a)(iv) shall not be available to any party whose failure or whose Affiliate's failure to perform any covenant of obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

 ..............  (v) by Bancorp if the Company  Board shall  withdraw,  modify or change in a manner adverse to Bancorp its recommendation with respect to the Merger, this Agreement, or the transactions contemplated hereby, or by the Company if the Bancorp Board shall withdraw, modify or change in a manner adverse to the Company its recommendation with respect to the Merger, this Agreement, or the transactions contemplated hereby;

 ..............  (vi) by Bancorp pursuant to and in accordance with the provision of the last sentence of Section 6.18.

 .............. (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement terminates pursuant to this
Section 8.1, it shall become null and void and have no further force or effect, except as provided in Section 8.2.

 ..............Section  8.2.  Survival  After  Termination.  If this Agreement is
terminated  in  accordance   with  Section  8.1  hereof  and  the   transactions
contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 6.5 and 6.9. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for a willful breach of any provision of this Agreement.

 ..............Section  8.3.  Termination  Fee. If, prior to the Effective  Time, this Agreement is terminated by the Company and within 12 months of the date of termination, the Company agrees to be acquired by, merged, or otherwise combined with any third party, in consideration for Bancorp's expenditure of time and money in connection with the drafting of this Agreement and the actions of Bancorp connected hereto, the Company shall pay Bancorp the amount of $250,000.


                                   ARTICLE IX
                                  MISCELLANEOUS

 ..............Section 9.1. Amendments;  Waiver. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the Bancorp shareholders or Company shareholders; provided, however, that after any such approval by the Bancorp shareholders or Company shareholders, no such amendment shall be made which under Applicable Law would require further approval or authorization by the Bancorp shareholders or Company shareholders, without obtaining such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of any party to waive (i) any inaccuracies in the representations and warranties contained herein made by any other party or in any document, certificate or writing delivered pursuant hereto by any other party, or (ii) compliance with any of the agreements, covenants, or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach, or failure to strictly comply with the provisions of this Agreement. The failure of any party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such party at a later time to enforce the same.

 ..............Section   9.2.  Entire   Agreement.   This  Agreement   (including
Disclosure Schedules, Annexes, Exhibits, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto,) constitute the entire agreement of the parties hereto and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

 ..............Section  9.3.  Non-Survival  of  Representations,  Warranties  and
Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. The representations, warranties, covenants, and agreements of the parties contained herein shall not survive the Effective Time, except for those covenants and agreements which by their terms contemplate performance after the Effective Time.

 ..............Section  9.4.  Interpretation.  When a  reference  is made in this
Agreement  to  Sections,   Annexes,  Exhibits,  or  Disclosure  Schedules,  such
reference shall be to a Section of or Annex or Exhibit or Disclosure Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

 ..............Section 9.5. Severability. Any term or provision of this Agreement which  is  invalid  or  unenforceable  in any  jurisdiction  shall,  as to  that
jurisdiction,   be   ineffective   to  the   extent   of  such   invalidity   or
unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable in any jurisdiction, the provision shall be interpreted to be only so broad as is enforceable in that jurisdiction.

 ..............Section   9.6.  Notices.  All  notices  and  other  communications
hereunder shall be in writing and shall be deemed given (a) upon delivery in person, (b) upon transmission by telecopy (with written confirmation), (c) upon receipt if mailed by registered or certified mail (return receipt requested), or
(d) on the business date after being delivered to a reputable overnight delivery service, in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to Bancorp or the Bank:

        Peoples Bancorp
        212 West 7th Street
        Auburn, Indiana  46706
        Attention: Mr. Maurice F. Winkler, III, President and Chief Operating Officer
        Telecopy:

   With a copy to:

        Barnes & Thornburg
        11 South Meridian Street
        Indianapolis, Indiana  46204
        Attention:  Claudia Swhier, Esq.
        Telecopy:  317-231-7433

   If to the Company or First Savings:

        Three Rivers Financial Corporation
        123 Portage Avenue
        Three Rivers, Michigan  49093
        Attention:  Mr. G. Richard Gatton, President and Chief Executive Officer
        Telecopy:

    With copies to:

        Manatt, Phelps & Phillips, LLP 1501 M Street, N.W.
        Suite 700
        Washington, D.C.  20005
        Attention:  Edward L. Lublin, Esq.
        Telecopy:  202-463-4394

 ..............Section  9.7. Binding Effect;  Persons Benefiting;  No Assignment.
Subject to the last sentence of this Section 9.7, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except for the provisions of Sections 6.16 and 6.17, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy, or claim under or by reason of their Agreement or any part hereof or to create any third party beneficiaries. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.

 ..............Section  9.8. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

 ..............Section  9.9.  Governing Law. This agreement,  the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the State of Indiana, without regard to applicable choice of law provisions thereof.

 ..............Section  9.10.  Specific  Performance.  The  parties  hereto  each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed hereunder have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to any other equitable remedy to which such parties may be entitled.

 ..............Section  9.11. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT
AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES HEREUNDER.

 ..............IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.





                             PEOPLES BANCORP


                             By:
                             Name:
                             Title:



                       THREE RIVERS FINANCIAL CORPORATION


                             By:
                             Name:
                             Title:

NEWS RELEASE Exhibit 20 For Additional Information, contact:

Peoples Bancorp                                     Three Rivers Financial Corp.
Roger J. Wertenberger, Chairman                     G. Richard Gatton, President
Maurice F. Winkler III, President                   (616) 279-5117
(219) 925-2500


                PEOPLES BANCORP AND THREE RIVERS FINANCIAL CORP.
                      ANNOUNCE SIGNING OF MERGER AGREEMENT

         AUBURN, INDIANA and THREE RIVERS, MICHIGAN -- SEPTEMBER 21, 1999 -- Peoples Bancorp (NASDAQ: PFDC), headquartered in Auburn, Indiana, and Three Rivers Financial Corp. (AMEX: THR), headquartered in Three Rivers, Michigan, jointly announced today that they have signed a definitive agreement providing for the merger of Three Rivers Financial Corp., a $101 million savings and loan holding company, with and into Peoples Bancorp, a $317 million savings and loan holding company.

         Under the terms of the agreement, each shareholder of Three Rivers Financial Corp. would receive in a tax-free exchange 1.08 shares of Peoples Bancorp common stock for each share of Three Rivers common stock owned by such shareholder. Based on the closing price of Peoples Bancorp on September 20, 1999 ($17), the transaction is valued at $18.36 per share and has an aggregate value of approximately $14.4 million (assuming the exercise of all outstanding stock options). Three Rivers= common stock closed on the AMEX on September 20, 1999, at $11 per share.

         The proposed merger is subject to the approval of the shareholders of Peoples Bancorp and of Three Rivers, and of the Office of Thrift Supervision, receipt of fairness opinions, and other customary conditions. The parties contemplate that the merger will become effective during the first quarter of 2000.

         Following the completion of the transaction, G. Richard Gatton, president of Three Rivers Financial Corp., and one other director of Three Rivers, will join the Board of Directors of Peoples Bancorp. Three Rivers= savings association subsidiary will retain its name and separate identity.

         AThe  merger  with Three  Rivers  represents  an  expansion  of Peoples
Bancorp=s operations into southwestern Michigan,@ said Roger Wertenberger, Peoples Bancorp=s chairman of the board. AWe are excited by this increase in our market penetration and our ability to offer our services to new customers.

         Three Rivers= President, G. Richard Gatton, said, when announcing the combination, AThe joining of Three Rivers with Peoples Bancorp will allow us to increase our number of banking locations and to offer a broader array of products and services to our customers. This transaction also allows us to retain banking decision-making here in Three Rivers. We are excited about the opportunities presented by this partnership, and we feel it is in the best interests of our shareholders, customers and employees, as well as the communities we serve.

         Three Rivers Financial Corp. is the holding company for First Savings Bank, A Federal Savings Bank. First Savings Bank conducts its banking business from its main office in Three Rivers, Michigan, and from five full service branch offices in Three Rivers, Schoolcraft, and Union in Michigan and Howe and Middlebury in Indiana.

         Upon completion of the merger, Peoples Bancorp, an Auburn-based savings and loan holding company, will have total assets of approximately $418 million and will operate two savings association subsidiaries with a total of 14 banking offices in northeastern Indiana and southwestern Michigan.